Filed pursuant to Rule 424(b)(5)

Registration No. 333-220236

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED SEPTEMBER 14, 2017)

JAGUAR HEALTH, INC.

Pre-funded Warrants to Purchase 2,222,223 Shares of Common Stock

We are offering pre-funded warrants to purchase up to an aggregate of 2,222,223 shares of the Company’s common stock at an offering price of $0.81 consisting of $0.80 per pre-funded warrant at an exercise price of $0.01 per share.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JAGX.” On November 12, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.9930 per share.

The aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, or public float, is approximately $14.7 million, which was calculated based on 10,890,507 shares of outstanding voting and non-voting common stock held by non-affiliates on October 31, 2019 and on a closing price per share of $1.31 on September 30, 2019. Following this offering, we will have sold securities with an aggregate market value of approximately $4.6 million pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof, as detailed in the table below.  We note that the calculation of securities sold pursuant to General Instruction I.B.6 of Form S-3 set forth in this prospectus supplement supersedes the calculations provided in prior prospectus supplements as the prior calculations utilized an assumed sales price for unsold shares under the equity lines listed in the table below as opposed to the actual price at which shares were sold under such equity lines, which prices were not known until the date of actual sale.

	Issue Date(s)	Offering Price	Shares Issued	Total Amount Issued
Oasis Equity Line (Jan. 2019)	January through March 2019	$13.14 per share (average price of issuances under the equity line)	190,476 shares	$2,502,895.22
Registered Direct Offering	March 27, 2019	$14.00 per share	19,019 shares	$266,266.40
Oasis Equity Line (April 2019)	April 3, 2019	$20.65 per share	4,843 shares	$99,999.99
This Registered Direct Offering	November 13, 2019	$0.80 per pre-funded warrant, with an exercise price of $0.01 per share	2,222,223 shares issuable upon exercise of Pre-funded warrants	$1,800,000.63
Total			2,436,561	$4,669,162.24

Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page S-9 of this prospectus supplement under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Pre-Funded Warrant	Total
Public offering price	$0.80	$1,777,778
Proceeds, before expense	$0.80	$1,777,778

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the shares of our Common Stock and warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made to purchasers through the facilities of American Stock Transfer & Trust Company LLC on or about November 13, 2019.

The date of this prospectus supplement is November 13, 2019

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated September 14, 2017 are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock to certain investors. We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus or any related free-writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus supplement. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted.

Unless the context otherwise requires, references in this prospectus supplement to “Jaguar,” the “Company,” “we,” “us,” and “our” refer to Jaguar Health, Inc.

Jaguar Health, our logo, Napo Pharmaceuticals, Mytesi, Canalevia, Equilevia and Neonorm are our trademarks that are used in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus supplement and in the accompanying prospectus. We urge you to read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the section entitled “Risk Factors” and the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC.

Overview

We are a commercial stage pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc. (“Napo”), focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi (crofelemer) product is approved by the U.S. Food and Drug Administration (“FDA”) for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

Jaguar was founded in San Francisco, California as a Delaware corporation on June 6, 2013. Napo formed Jaguar to develop and commercialize animal health products. Effective as of December 31, 2013, Jaguar was a wholly-owned subsidiary of Napo, and Jaguar was a majority-owned subsidiary of Napo until the close of the Company’s initial public offering on May 18, 2015. On July 31, 2017, the merger of Jaguar Animal Health, Inc. and Napo became effective, at which point Jaguar Animal Health’s name changed to Jaguar Health, Inc. and Napo began operating as a wholly-owned subsidiary of Jaguar focused on human health and the ongoing commercialization of, and development of follow-on indications for, Mytesi. Most of the activities of the Company are now focused on the commercialization of Mytesi and development of follow-on indications for crofelemer and a second-generation anti-secretory product, lechlemer. In the field of animal health, we have limited activities which are focused on developing and commercializing first-in-class gastrointestinal products for dogs, dairy calves, foals, and high value horses.

We believe Jaguar is poised to realize a number of synergistic, value adding benefits—an expanded pipeline of potential blockbuster human follow-on indications, a second-generation anti-secretory agent, as well as a pipeline of important animal indications for crofelemer—upon which to build global partnerships. As previously announced, Jaguar, through Napo, now holds extensive global rights for Mytesi, and crofelemer manufacturing is being conducted at a multimillion-dollar commercial manufacturing facility that has been FDA-inspected and approved. Additionally, several of the drug product candidates in Jaguar’s Mytesi pipeline are backed by strong Phase 2 and proof of concept evidence from completed human clinical trials.

Mytesi is a novel, first-in-class anti-secretory agent which has a basic normalizing effect locally on the gut, and this mechanism of action has the potential to benefit multiple disorders. Mytesi is in development for multiple possible follow-on indications, including cancer therapy-related diarrhea; orphan-drug indications for infants and children with congenital diarrheal disorders and short bowel syndrome (SBS); supportive care for inflammatory bowel disease (IBD); irritable bowel syndrome (IBS); and for idiopathic/functional diarrhea. In addition, a second-generation anti-secretory agent, lechlemer, in development for cholera. Mytesi previously received orphan-drug designation for SBS.

Recent Developments

Reverse Stock Split and Decrease in Authorized Shares

On June 3, 2019, we filed an amendment to our Third Amended and Restated Certificate of Incorporation to effect on June 7, 2019, a 1-for-70 reverse split of our voting common stock. Accordingly, all of the stock figures and related market, conversion and exercise prices in this prospectus have been adjusted to reflect the reverse split.

Risks Related to Our Business

Our business, and our ability to execute our business strategy, is subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, among others, the following:

•                  We have a limited operating history, have not yet generated any material revenues, expect to continue to incur significant research and development and other expenses, and may never become profitable. Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

•                  We have never generated any material revenue from operations and may need to raise additional capital to achieve our goals.

•                  We are substantially dependent on the success of our current lead prescription drug product candidates, Mytesi and Canalevia, and cannot be certain that necessary approvals will be received for planned Mytesi follow-on indications or Canalevia or that these product candidates will be successfully commercialized, either by us or any of our partners.

•                  The results of earlier studies may not be predictive of the results of our pivotal trials or other future studies, and we may be unable to obtain any necessary regulatory approvals for our existing or future prescription drug product candidates under applicable regulatory requirements.

•                  Development of prescription drug products, and, to a lesser extent, non-prescription products, for the human health and animal health market is inherently expensive, time-consuming and uncertain, and any delay or discontinuance of our current or future pivotal trials, or dosage or formulation studies, would harm our business and prospects.

•                  Even if we obtain any required regulatory approvals for our current or future prescription drug product candidates, they may never achieve market acceptance or commercial success.

•                  We are dependent upon contract manufacturers for supplies of our current prescription drug product candidates and non-prescription products and intend to rely on contract manufacturers for commercial quantities of any of our commercialized products.

•                  If we are not successful in identifying, developing and commercializing additional prescription drug product candidates and non-prescription products, our ability to expand our business and achieve our strategic objectives may be impaired.

•                  We have a material weakness in our internal control over financial reporting related to staff turnover in our accounting department. We did not maintain a sufficient complement of internal personnel with appropriate knowledge, experience and/or training commensurate with our financial reporting requirements. If we fail to remediate the material weakness, or experience any additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately report our financial condition or results of operations which may adversely affect investor confidence in us and, as a result, the value of our common stock.

Corporate Information

We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 201 Mission Street, Suite 2375, San Francisco, CA 94015 and our telephone number is (415) 371-8300. Our website address is www.jaguar.health. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement. Our Common Stock is listed on the NASDAQ Capital Market and trades under the symbol “JAGX.” On July 31, 2017, we completed the acquisition of Napo (the “Merger”) pursuant to the Agreement and Plan of Merger, dated March 31, 2017, by and among the Company, Napo, Napo Acquisition Corporation, and Napo’s representative (the “Merger Agreement”).

Emerging Growth Company Information

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company” (i) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (ii) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iii) we will not be required to hold nonbinding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can delay its adoption of any new or revised accounting standards, but we have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. In addition, investors may find our common stock less attractive if we rely on the exemptions and relief granted by the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may decline and/or become more volatile.

We may remain an “emerging growth company” until as late as December 31, 2020 (the fiscal year-end following the fifth anniversary of the closing of our initial public offering, which occurred on May 18, 2015), although we may cease to be an “emerging growth company” earlier under certain circumstances, including (i) if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of any June 30, in which case we would cease to be an “emerging growth company” as of December 31 of such year, (ii) if our gross revenue exceeds $1.07 billion in any fiscal year or (iii) if we issue more than $1.0 billion of non-convertible debt over a three-year period.

THE OFFERING

Pre-funded warrants offered by us

Pre-funded warrants to purchase up to an aggregate of 2,222,223 shares of Common Stock. The pre-funded warrants are being offered to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 9.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal $0.80, and the exercise price of each pre-funded warrant will be $0.01 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Public offering price for pre-funded warrants	$0.80 per pre-funded warrant, with an exercise price of $0.01 per share

Common stock outstanding prior to this offering	10,890,507 shares

Common stock to be outstanding after this offering	13,112,730 shares

Use of proceeds	We intend to use the net proceeds from this offering for the commercialization of Mytesi and working capital and general corporate purposes. See “Use of Proceeds” on page S-39.

Risk factors

You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our Common Stock.

NASDAQ Capital Market symbol	Our common stock is listed on the NASDAQ Capital Market under the symbol “JAGX”. We do not intend to list the Pre-funded warrants on any securities exchange or nationally recognized trading system.

We have two classes of common stock: (i) voting common stock, par value $0.0001 per share, and (ii) non-voting common stock, par value $0.0001 per share. The shares underlying the Pre Funded Warrant Shares offered by us in this offering are voting common stock.

The number of shares of our common stock to be outstanding after this offering is based on 10,852,125 shares of our voting common stock and 38,382 shares of our non-voting common stock outstanding as of October 31, 2019, and excludes the following:

•      15,310,000 shares of common stock issuable upon exercise of the Series 1 warrants and Series 2 warrants., with an exercise price of $1.40 and $2.00, respectively;

•      2,781,250 shares of common stock issuable upon exercise of the Bridge Warrants issuable pursuant to the Securities Purchase Agreement entered into beginning on March 18, 2019 by and among the Company and selected accredited investors, with an exercise price of $2.00;

•      27,432 shares of voting common stock issuable upon exercise of other warrants outstanding as of October 31, 2019, with a weighted-average exercise price of $1.70;

•      473,565 shares of common stock issuable upon conversion of outstanding Series A convertible preferred stock as of October 31, 2019, with a conversion price of $19.425 per share;

•      985,500 shares of common stock issuable upon conversion of outstanding Series B convertible preferred stock as of October 31, 2019, with a conversion price of $1,000 per share;

•      630,063 shares of common stock issuable upon conversion of outstanding Series B-1 convertible preferred stock as of October 31, 2019, with a conversion price of $9,901 per share;

•      3,821,690 shares of voting common stock issuable upon exercise of outstanding options as of October 31, 2019, with a weighted-average exercise price of $5.72;

•      2,993 shares of common stock issuable upon exercise of outstanding inducement options as of October 31, 2019, with a weighted-average exercise price of $5.72;

•      5,613 shares of voting common stock issuable upon vesting of outstanding restricted stock unit awards, or RSUs, as of October 31, 2019.

To the extent any of these outstanding options or warrants are exercised or RSUs vest, there will be further dilution to new investors. If all of such outstanding options or warrants had been exercised or RSUs vested as of October 31, 2019, the as adjusted net tangible book value after this offering would be $1.00 per share, and total dilution to new investors would be $(1.81) per share.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information contained in or incorporated by reference in this prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated in our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019, before deciding whether to invest in our Common Stock. The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations and prospects. In such an event, the market price of our Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may harm our business, financial condition, results of operations and prospects.

Risks Related to Our Business

We have a limited operating history, expect to incur further losses as we grow and may be unable to achieve or sustain profitability. Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Since formation in June 2013, our operations have been primarily limited to the research and development of our animal prescription drug product candidate, Canalevia, to treat various forms of diarrhea in dogs, our non-prescription product, Neonorm Calf, to help dairies and calf farms proactively retain fluid in calves, the ongoing commercialization of Neonorm Foal, our antidiarrheal for newborn horses, and Equilevia, our non-prescription, personalized, premium product for total gut health in high-performance equine athletes. Since the consummation of the Merger on July 31, 2017, our operations have also been heavily focused on research, development and the ongoing commercialization of our lead prescription drug product candidate, Mytesi, which is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. As a result, we have limited meaningful historical operations upon which to evaluate our business and prospects and have not yet demonstrated an ability to broadly commercialize any of our animal health products, obtain any required marketing approval for any of our animal prescription drug product candidates or successfully overcome the risks and uncertainties frequently encountered by companies in emerging fields such as the animal health industry or the gastrointestinal health industry in general. We also have not generated any material revenue to date, and expect to continue to incur significant research and development and other expenses. Our net loss and comprehensive loss for the year ended December 31, 2018 was $32.1 million and $32.6 million for the nine-months ended September 30, 2019. As of December 31, 2018, we had total stockholders’ equity of $5.4 million and as of September 30, 2019, we had total stockholders’ equity of $11.4 million. We expect to continue to incur losses for the foreseeable future, which will increase significantly from historical levels as we expand our product development activities, seek necessary approvals for our human and veterinary drug product candidates, conduct species-specific formulation studies for our non-prescription products and increase commercialization activities. Even if we succeed in developing and broadly commercializing one or more of our products or product candidates, we expect to continue to incur losses for the foreseeable future, and we may never become profitable. If we fail to achieve or maintain profitability, then we may be unable to continue our operations at planned levels and be forced to reduce or cease operations.

As more fully discussed in Note 1 to our financial statements, we believe there is substantial doubt about our ability to continue as a going concern as we do not currently have sufficient cash resources to fund our operations through March 31, 2020, or one year from the filing date of our Form 10-K. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to continue as a viable entity, our stockholders may lose their entire investment.

We expect to incur significant additional costs as we continue commercialization efforts for current prescription drug candidates or other product candidates, and undertake the clinical trials necessary to obtain any necessary regulatory approvals, which will increase our losses.

Napo commenced sales of Mytesi for adults with HIV/AIDS on antiretroviral therapy in September 2016. We will need to continue to invest in developing our internal and third-party sales and distribution network and outreach efforts to key opinion leaders in the gastrointestinal health industry, including physicians as applicable.

We are actively identifying additional products for development and commercialization, and will continue to expend substantial resources for the foreseeable future to develop Mytesi and lechlemer. These expenditures will include costs associated with:

•                  identifying additional potential prescription drug product candidates and non-prescription products;

•                  formulation studies;

•                  conducting pilot, pivotal and toxicology studies;

•                  completing other research and development activities;

•                  payments to technology licensors;

•                  maintaining our intellectual property;

•                  obtaining necessary regulatory approvals;

•                  establishing commercial supply capabilities; and

•                  sales, marketing and distribution of our commercialized products.

We also may incur unanticipated costs in connection with developing and commercializing our products. Because the outcome of our development activities and commercialization efforts is inherently uncertain, the actual amounts necessary to successfully complete the development and commercialization of our current or future products and product candidates may be greater than we anticipate.

Because we anticipate incurring significant costs for the foreseeable future, if we are not successful in broadly commercializing any of our current or future products or product candidates or raising additional funding to pursue our research and development efforts, we may never realize the benefit of our development efforts and our business may be harmed.

We will need to raise substantial additional capital in the future in the event that we conduct clinical trials for new indications and we may be unable to raise such funds when needed and on acceptable terms, which would force us to delay, limit, reduce or terminate one or more of our product development programs.

We are forecasting continued losses and negative cash flows as we continue to fund our operating and marketing activities and research and development programs, and we will not have sufficient cash on hand to fund our operating plan through February 29, 2020 to complete the development of all the current products in our pipeline, or any additional products we may identify. We will need to seek additional funds sooner than planned through public or private equity or debt financings or other sources such as strategic collaborations. Any such financings or collaborations may result in dilution to our stockholders, the imposition of debt covenants and repayment obligations or other restrictions that may harm our business or the value of our common stock. We may also seek from time to time to raise additional capital based upon favorable market conditions or strategic considerations such as potential acquisitions or potential license arrangements.

Our future capital requirements depend on many factors, including, but not limited to:

•                  the scope, progress, results and costs of researching and developing our current and future prescription drug product candidates and non-prescription products;

•                  the timing of, and the costs involved in, obtaining any regulatory approvals for our current and any future products;

•                  the number and characteristics of the products we pursue;

•                  the cost of manufacturing our current and future products and any products we successfully commercialize;

•                  the cost of commercialization activities for Mytesi and Canalevia, if approved, including sales, marketing and distribution costs;

•                  the expenses needed to attract and retain skilled personnel;

•                  the costs associated with being a public company;

•                  our ability to establish and maintain strategic collaborations, distribution or other arrangements and the financial terms of such agreements; and

•                  the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing possible patent claims, including litigation costs and the outcome of any such litigation.

Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate one or more of our product development programs or future commercialization efforts.

We are substantially dependent on the success of our current lead prescription drug product candidate, Mytesi, and cannot be certain that necessary approvals will be received for planned Mytesi follow-on indications or that these product candidates will be successfully commercialized, either by us or any of our partners.

Other than Mytesi, we currently do not have regulatory approval for any of our prescription drug product candidates. Our current efforts are primarily focused on the ongoing commercialization of Mytesi, and development efforts related to Mytesi. With regard to Mytesi, we are focused on the commercial launch of the product in the United States as well as on development efforts related to a follow-on indication for Mytesi in CTD, an important supportive care indication for patients undergoing primary or adjuvant chemotherapy for cancer treatment. Mytesi is in development for multiple possible follow-on indications, including diarrhea related to targeted cancer therapy; orphan-drug indications for infants and children with congenital diarrheal disorders and short bowel syndrome (SBS); supportive care for inflammatory bowel disease (IBD); irritable bowel syndrome (IBS); and for idiopathic/functional diarrhea. In addition, a second-generation proprietary anti-secretory agent is in development for cholera. Mytesi has received orphan-drug designation for SBS. Accordingly, our near term prospects, including our ability to generate material product revenue, obtain any new financing if needed to fund our business and operations or enter into potential strategic transactions, will depend heavily on the success of Mytesi.

Substantial time and capital resources have been previously devoted by third parties in the development of crofelemer, the active pharmaceutical ingredient, or API, in Mytesi and Canalevia, and the development of the botanical extract used in Equilevia and Neonorm. Both crofelemer and the botanical extract used in Equilevia and Neonorm were originally developed at Shaman Pharmaceuticals, Inc. (“Shaman”), by certain members of our management team, including Lisa A. Conte, our chief executive officer and president, and Steven R. King, Ph.D., our executive vice president of sustainable supply, ethnobotanical research and intellectual property and secretary. Shaman spent significant development resources before voluntarily filing for bankruptcy in 2001 pursuant to Chapter 11 of the U.S. Bankruptcy Code. The rights to crofelemer and the botanical extract used in Equilevia and Neonorm, as well as other intellectual property rights, were subsequently acquired by Napo from Shaman in 2001 pursuant to a court approved sale of assets. Ms. Conte founded Napo in 2001 and was the current interim chief executive officer of Napo and a member of Napo’s board of directors prior to the Merger. While at Napo, certain members of our management team, including Ms. Conte and Dr. King, continued the development of crofelemer. In 2005, Napo entered into license agreements with Glenmark and Luye Pharma Group Limited for rights to various human indications of crofelemer in certain territories as defined in the respective license agreements with these licensees. Subsequently, after expending significant sums developing crofelemer, including trial design and on-going patient enrollment in the final pivotal Phase 3 trial for crofelemer for non-infectious diarrhea in adults with HIV/AIDS on antiretroviral therapy, in late 2008, Napo entered into a collaboration agreement with Salix Pharmaceuticals, Inc., or Salix, for development and commercialization rights to certain indications worldwide and certain rights in North America, Europe, and Japan, to crofelemer for human use. In January 2014, Jaguar entered into the Napo License Agreement pursuant to which Jaguar acquired an exclusive worldwide license to Napo’s intellectual property rights and technology, including crofelemer and the botanical extract used in Equilevia and Neonorm, for all veterinary treatment uses and indications for all species of animals. In February 2014, most of the executive officers of Napo, and substantially all Napo’s employees, became Jaguar’s employees. Following the merger of Jaguar and Napo in July 2017, Napo became Jaguar’s wholly-owned subsidiary. If we are not successful in the development and commercialization of Mytesi, our business and our prospects will be harmed.

The successful development and commercialization of Mytesi will depend on a number of factors, including the following:

•                  our ability to demonstrate to the satisfaction of the FDA and any other regulatory bodies, the safety and efficacy of Canalevia;

•                  our ability and that of our contract manufacturers to manufacture supplies of Mytesi and to develop, validate and maintain viable commercial manufacturing processes that are compliant with current good manufacturing practices, or cGMP, if required;

•                  our ability to successfully launch Mytesi, whether alone or in collaboration with others;

•                  the availability, perceived advantages, relative cost, relative safety and relative efficacy of our prescription drug product candidates compared to alternative and competing treatments;

•                  the acceptance of our prescription drug product candidates and non-prescription products as safe and effective by physicians, veterinarians, patients, animal owners and the human and animal health community, as applicable;

•                  our ability to achieve and maintain compliance with all regulatory requirements applicable to our business; and

•                  our ability to obtain and enforce our intellectual property rights and obtain marketing exclusivity for our prescription drug product candidates and non-prescription products, and avoid or prevail in any third-party patent interference, patent infringement claims or administrative patent proceedings initiated by third parties or the U.S. Patent and Trademark Office (“USPTO”).

Many of these factors are beyond our control. Accordingly, we may not be successful in developing or commercializing Mytesi, Neonorm, Equilevia, Canalevia or any of our other potential products. If we are unsuccessful or are significantly delayed in commercializing Mytesi, our business and prospects will be harmed and you may lose all or a portion of the value of your investment in our common stock.

If we are not successful in identifying, licensing, developing and commercializing additional product candidates and products, our ability to expand our business and achieve our strategic objectives could be impaired.

Although a substantial amount of our efforts is focused on the commercial performance of Mytesi, a key element of our strategy is to identify, develop and commercialize a portfolio of products to serve the gastrointestinal health market. Most of our potential products are based on our knowledge of medicinal plants. Our current focus is primarily on product candidates whose active pharmaceutical ingredient or botanical extract has been successfully commercialized or demonstrated to be safe and effective in human or animal trials. In some instances, we may be unable to further develop these potential products because of perceived regulatory and commercial risks. Even if we successfully identify potential products, we may still fail to yield products for development and commercialization for many reasons, including the following:

•                  competitors may develop alternatives that render our potential products obsolete;

•                  an outside party may develop a cure for any disease state that is the target indication for any of our planned or approved drug products;

•                  potential products we seek to develop may be covered by third-party patents or other exclusive rights;

•                  a potential product may on further study be shown to have harmful side effects or other characteristics that indicate it is unlikely to be effective or otherwise does not meet applicable regulatory criteria;

•                  a potential product may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and

•                  a potential product may not be accepted as safe and effective by physicians, veterinarians, patients, animal owners, key opinion leaders and other decision-makers in the gastrointestinal health market, as applicable.

While we are developing specific formulations, including flavors, methods of administration, new patents and other strategies with respect to our current potential products, we may be unable to prevent competitors from developing substantially similar products and bringing those products to market earlier than we can. If such competing products achieve regulatory approval and commercialization prior to our potential products, our competitive position may be impaired. If we fail to develop and successfully commercialize other potential products, our business and future prospects may be harmed and we will be more vulnerable to any problems that we encounter in developing and commercializing our current potential products.

Mytesi faces significant competition from other pharmaceutical companies, both for its currently approved indication and for planned follow-on indications, and our operating results will suffer if we fail to compete effectively.

The development and commercialization of products for human gastrointestinal health is highly competitive and our success depends on our ability to compete effectively with other products in the market. During the ongoing commercialization of Mytesi for its currently approved indication, and during the future commercialization of Mytesi for any planned follow-on indications, if such follow-on indications receive regulatory approval, we expect to compete with major pharmaceutical and biotechnology companies that operate in the gastrointestinal space, such as Takeda Pharmaceuticals, Allergan, Inc., Ironwood Pharmaceuticals, Inc., Synergy Pharmaceuticals Inc., Sebela Pharmaceuticals, Inc. and Salix Pharmaceuticals.

Many of our competitors and potential competitors in the human gastrointestinal space have substantially more financial, technical and human resources and greater ability to lower costs of manufacturing and sales and marketing than we do. Many also have more experience in the development, manufacture, regulation and worldwide commercialization of human gastrointestinal health products.

For these reasons, we cannot be certain that we and Mytesi can compete effectively.

We may be unable to obtain, or obtain on a timely basis, regulatory approval for our existing or future human or animal prescription drug product candidates under applicable regulatory requirements, which would harm our operating results.

The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of human and animal health products are subject to extensive regulation. We are typically not permitted to market our prescription drug product candidates in the United States until we receive approval of the product from the FDA through the filing of an NDA or NADA, as applicable. To gain approval to market a prescription drug, we must provide the FDA with safety and efficacy data from pivotal trials that adequately demonstrate that our prescription drug product candidates are safe and effective for the intended indications. Likewise, to gain approval to market an animal prescription drug for a particular species, we must provide the FDA with safety and efficacy data from pivotal trials that adequately demonstrate that our prescription drug product candidates are safe and effective in the target species (e.g. dogs, cats or horses) for the intended indications. In addition, we must provide manufacturing data evidencing that we can produce our product candidates in accordance with cGMP. For the FDA, we must also provide data from toxicology studies, also called target animal safety studies, and in some cases environmental impact data. In addition to our internal activities, we will partially rely on contract research organizations (“CROs”), and other third parties to conduct our toxicology studies and for certain other product development activities. The results of toxicology studies, other initial development activities, and/or any previous studies in humans or animals conducted by us or third parties may not be predictive of future results of pivotal trials or other future studies, and failure can occur at any time during the conduct of pivotal trials and other development activities by us or our CROs. Our pivotal trials may fail to show the desired safety or efficacy of our prescription drug product candidates despite promising initial data or the results in previous human or animal studies conducted by others. Success of a prescription drug product candidate in prior animal studies, or in the treatment of humans, does not ensure success in subsequent studies. Clinical trials in humans and pivotal trials in animals sometimes fail to show a benefit even for drugs that are effective because of statistical limitations in the design of the trials or other statistical anomalies. Therefore, even if our studies and other development activities are completed as planned, the results may not be sufficient to obtain a required regulatory approval for a product candidate.

Regulatory authorities can delay, limit or deny approval of any of our prescription drug product candidates for many reasons, including:

•                  if they disagree with our interpretation of data from our pivotal studies or other development efforts;

•                  if we are unable to demonstrate to their satisfaction that our product candidate is safe and effective for the target indication and, if applicable, in the target species;

•                  if they require additional studies or change their approval policies or regulations;

•                  if they do not approve of the formulation, labeling or the specifications of our current and future product candidates; and

•                  if they fail to approve the manufacturing processes of our third-party contract manufacturers.

Further, even if we receive a required approval, such approval may be for a more limited indication than we originally requested, and the regulatory authority may not approve the labeling that we believe is necessary or desirable for successful commercialization.

Any delay or failure in obtaining any necessary regulatory approval for the intended indications of our human or animal product candidates would delay or prevent commercialization of such product candidates and would harm our business and our operating results.

The results of our earlier studies of Mytesi may not be predictive of the results in any future clinical trials and species-specific formulation studies, respectively, and we may not be successful in our efforts to develop or commercialize line extensions of Mytesi.

Our human and animal product pipeline includes a number of potential indications of Mytesi, our lead prescription product. The results of our studies and other development activities and of any previous studies in humans or animals conducted by us or third parties may not be predictive of future results of these clinical studies and formulation studies, respectively. Failure can occur at any time during the conduct of these trials and other development activities. Even if our formulation/clinical studies and other development activities are completed as planned, the results may not be sufficient to pursue a particular line extension for Mytesi. Further, even if we obtain promising results from our clinical trials or species-specific formulation studies, as applicable, we may not successfully commercialize any line extension. Because line extensions are developed for a particular market, we may not be able to leverage our experience from the commercial launch of Mytesi in new markets. If we are not successful in developing and successfully commercializing these line extension products, we may not be able to grow our revenue and our business may be harmed.

Development of prescription drug products is inherently expensive, time-consuming and uncertain, and any delay or discontinuance of our current or future pivotal trials would harm our business and prospects.

Development of prescription drug products for human and animal gastrointestinal health remains an inherently lengthy, expensive and uncertain process, and our development activities may not be successful. We do not know whether our current or planned pivotal trials for any of our product candidates will begin or conclude on time, and they may be delayed or discontinued for a variety of reasons, including if we are unable to:

•                  address any safety concerns that arise during the course of the studies;

•                  complete the studies due to deviations from the study protocols or the occurrence of adverse events;

•                  add new study sites;

•                  address any conflicts with new or existing laws or regulations; or

•                  reach agreement on acceptable terms with study sites, which can be subject to extensive negotiation and may vary significantly among different sites.

Further, we may not be successful in developing new indications for Mytesi, and Neonorm may be subject to the same regulatory regime as prescription drug products in jurisdictions outside the United States. Any delays in completing our development efforts will increase our costs, delay our development efforts and approval process and jeopardize our ability to commence product sales and generate revenue. Any of these occurrences may harm our business, financial condition and prospects. In addition, factors that may cause a delay in the commencement or completion of our development efforts may also ultimately lead to the denial of regulatory approval of our product candidates which, as described above, would harm our business and prospects.

We will partially rely on third parties to conduct our development activities. If these third parties do not successfully carry out their contractual duties, we may be unable to obtain regulatory approvals or commercialize our current or future human or animal product candidates on a timely basis, or at all.

We will partially rely upon CROs to conduct our toxicology studies and for other development activities. We intend to rely on CROs to conduct one or more of our planned pivotal trials. These CROs are not our employees, and except for contractual duties and obligations, we have limited ability to control the amount or timing of resources that they devote to our programs or manage the risks associated with their activities on our behalf. We are responsible for ensuring that each of our studies is conducted in accordance with the development plans and trial protocols presented to regulatory authorities. Any deviations by our CROs may adversely affect our ability to obtain regulatory approvals, subject us to penalties or harm our credibility with regulators. The FDA and foreign regulatory authorities also require us and our CROs to comply with regulations and standards, commonly referred to as good clinical practices (GCPs), or good laboratory practices (“GLPs”), for conducting, monitoring, recording and reporting the results of our studies to ensure that the data and results are scientifically valid and accurate.

Agreements with CROs generally allow the CROs to terminate in certain circumstances with little or no advance notice. These agreements generally will require our CROs to reasonably cooperate with us at our expense for an orderly winding down of the CROs’ services under the agreements. If the CROs conducting our studies do not comply with their contractual duties or obligations, or if they experience work stoppages, do not meet expected deadlines, or if the quality or accuracy of the data they obtain is compromised, we may need to secure new arrangements with alternative CROs, which could be difficult and costly. In such event, our studies also may need to be extended, delayed or terminated as a result, or may need to be repeated. If any of the foregoing were to occur, regulatory approval, if required, and commercialization of our product candidates may be delayed and we may be required to expend substantial additional resources.

Even if we obtain regulatory approval for planned follow-on indications of Mytesi, or for Canalevia or our other product candidates, they may never achieve market acceptance. Further, even if we are successful in the ongoing commercialization of Mytesi, we may not achieve commercial success.

If we obtain necessary regulatory approvals for planned follow-on indications of Mytesi or for Canalevia or our other product candidates, such products may still not achieve market acceptance and may not be commercially successful. Market acceptance of Mytesi, Canalevia, and any of our other products depends on a number of factors, including:

•                  the safety of our products as demonstrated in our target animal studies;

•                  the indications for which our products are approved or marketed;

•                  the potential and perceived advantages over alternative treatments or products, including generic medicines and competing products currently prescribed by physicians or veterinarians, as applicable, and, in the case of animal products, products approved for use in humans that are used extra-label in animals;

•                  the acceptance by physicians, veterinarians, companion animal owners, as applicable, of our products as safe and effective;

•                  the cost in relation to alternative treatments and willingness on the part of physicians, veterinarians, patients and animal owners, as applicable, to pay for our products;

•                  the prevalence and severity of any adverse side effects of our products;

•                  the relative convenience and ease of administration of our products; and

•                  the effectiveness of our sales, marketing and distribution efforts.

Any failure by Mytesi to achieve market acceptance or commercial success would harm our financial condition and results of operations.

Human and animal gastrointestinal health products are subject to unanticipated post-approval safety or efficacy concerns, which may harm our business and reputation.

The success of our commercialization efforts will depend upon the perceived safety and effectiveness of human and animal gastrointestinal health products, in general, and of our products, in particular. Unanticipated safety or efficacy concerns can subsequently arise with respect to approved prescription drug products, such as Mytesi, or non-prescription products, such as Neonorm, which may result in product recalls or withdrawals or suspension of sales, as well as product liability and other claims. Any safety or efficacy concerns, or recalls, withdrawals or suspensions of sales of our products could harm our reputation and business, regardless of whether such concerns or actions are justified.

Future federal and state legislation may result in increased exposure to product liability claims, which could result in substantial losses.

Under current federal and state laws, companion and production animals are generally considered to be the personal property of their owners and, as such, the owners’ recovery for product liability claims involving their companion and production animals may be limited to the replacement value of the animal. Companion animal owners and their advocates, however, have filed lawsuits from time to time seeking non-economic damages such as pain and suffering and emotional distress for harm to their companion animals based on theories applicable to personal injuries to humans. If new legislation is passed to allow recovery for such non-economic damages, or if precedents are set allowing for such recovery, we could be exposed to increased product liability claims that could result in substantial losses to us if successful. In addition, some horses can be worth millions of dollars or more, and product liability for horses may be very high. While we currently have product liability insurance, such insurance may not be sufficient to cover any future product liability claims against us.

If we fail to retain current members of our senior management, or to identify, attract, integrate and retain additional key personnel, our business will be harmed.

Our success depends on our continued ability to attract, retain and motivate highly qualified management and scientific personnel. We are highly dependent upon our senior management, particularly Lisa A. Conte, our president and Chief Executive Officer. The loss of services of any of our key personnel would cause a disruption in our ability to develop our current or future product pipeline and commercialize our products and product candidates. Although we have offer letters with these key members of senior management, such agreements do not prohibit them from resigning at any time. For example, the resignation of our former Chief Financial Officer, Charles O. Thompson, in September 2014, and the mutually agreed departure of our former Chief Veterinary Officer, Serge Martinod, D.V.M., Ph.D. in February 2015, and the resignation of our former Chief Financial Officer and Treasurer, Karen Wright, in August 2019, caused us to incur additional expenses and expend resources to ensure a smooth transition with their respective successors, which diverted management attention away from executing our operational plan during this period. To help attract, retain, and motivate qualified management and other personnel, we use share-based incentive awards such as employee stock options and restricted stock units. Due to the decline in our stock price that has occurred since February 2016, a large percentage of the options held by our employees are underwater. As of December 31, 2018, approximately 0% of all outstanding options had an exercise price below the closing price of the stock on that date. As a result, the current situation provides a considerable challenge to maintaining employee motivation, as well as creating a serious threat to retention until a recovery commences. If our share-based compensation ceases to be viewed as a valuable benefit, our ability to attract, retain, and motivate qualified management and other personnel could be weakened, which could harm our results of operations and adversely affect the timing or outcomes of our current and planned studies, as well as the prospects for commercializing our products.

In addition, competition for qualified personnel in the human gastrointestinal health field is intense, because there are a limited number of individuals who are trained or experienced in the field. We will need to hire additional personnel as we expand our product development and commercialization activities. Even if we are successful in hiring qualified individuals, as we are a growing organization, we do not have a track record for integrating and retaining individuals. If we are not successful in identifying, attracting, integrating or retaining qualified personnel on acceptable terms, or at all, our business will be harmed.

We are dependent on two suppliers for the raw material used to produce the active pharmaceutical ingredient in Mytesi. The termination of either of these contracts would result in a disruption to product development and our business will be harmed.

The raw material used to manufacture Mytesi is crude plant latex (CPL), derived from the Croton lechleri tree, which is found in countries in South America, principally Peru. The ability of our contract suppliers to harvest CPL is governed by the terms of their respective agreements with local government authorities. Although CPL is available from multiple suppliers, we only have contracts with two suppliers to obtain CPL and arrange the shipment to our contract manufacturer. Accordingly, if our contract suppliers do not or are unable to comply with the terms of our respective agreements, and we are not able to negotiate new agreements with alternate suppliers on terms that we deem commercially reasonable, it may harm our business and prospects. The countries from which we obtain CPL could change their laws and regulations regarding the export of the natural products or impose or increase taxes or duties payable by exporters of such products. Restrictions could be imposed on the harvesting of the natural products or additional requirements could be implemented for the replanting and regeneration of the raw material. Such events could have a significant impact on our cost and ability to produce Mytesi and anticipated line extensions.

We are dependent upon third-party contract manufacturers, both for the supply of the active pharmaceutical ingredient in Mytesi, as well as for the supply of finished products for commercialization.

We have contracted with third parties for the formulation of API and botanical extract into finished products for our studies. We have also entered into memorandums of understanding with Indena S.p.A. for the manufacture of CPL received from our suppliers into the API in Canalevia to support our regulatory filings, as well as the botanical extract in Neonorm and agreed to negotiate a commercial supply agreement. Indena S.p.A. has never manufactured either such ingredient to commercial scale. Glenmark is the current manufacturer of crofelemer, the active API in Canalevia, for Mytesi, and the manufacturer on file for the NADA to which we have a right of reference. As announced in October of 2015, we have entered an agreement with Patheon, a provider of drug development and delivery solutions, under which Patheon provides enteric-coated tablets to us for use in humans and animals. We also may contract with additional third parties for the formulation and supply of finished products, which we will use in our planned studies and commercialization efforts.

We will be dependent upon our contract manufacturers for the supply of the API in Mytesi and Canalevia. We currently have sufficient quantities of the API used in Mytesi to support our projected sales efforts for 2019. However, we will require additional quantities of API to ensure our ongoing sales efforts for 2020 and beyond. If our contract manufacturer cannot manufacture sufficient quantities of the API in a timely manner we could suffer losses due to lost sales opportunities. We currently have sufficient quantities of the botanical extract used in Neonorm and Equilevia to support planned commercialization efforts for Neonorm and Equilevia. However, we will require additional quantities of the botanical extract if our ongoing commercialization efforts for Neonorm or our ongoing commercial launch of Equilevia is successful. If we are not successful in reaching agreements with third parties on terms that we consider commercially reasonable for manufacturing and formulation of Mytesi, or if our contract manufacturer and formulator are not able to produce sufficient quantities or quality of the Mytesi API, or finished product under their agreements, it could delay our plans and harm our business prospects.

The facilities used by our third-party contractors are subject to inspections, including by the FDA, and other regulators, as applicable. We also depend on our third-party contractors to comply with cGMP. If our third-party contractors do not maintain compliance with these strict regulatory requirements, we and they will not be able to secure or maintain regulatory approval for their facilities, which would have an adverse effect on our operations. In addition, in some cases, we also are dependent on our third-party contractors to produce supplies in conformity to our specifications and maintain quality control and quality assurance practices and not to employ disqualified personnel. If the FDA or a comparable foreign regulatory authority does not approve the facilities of our third-party contractors if so required, or if it withdraws any such approval in the future, we may need to find alternative manufacturing or formulation facilities, which could result in delays in our ability to develop or commercialize our products, if at all. We and our third-party contractors also may be subject to penalties and sanctions from the FDA and other regulatory authorities for any violations of applicable regulatory requirements. The USDA and the European Medicines Agency (the “EMA”), employ different regulatory standards than the FDA, so we may require multiple manufacturing processes and facilities for the same product candidate or any approved product. We are also exposed to risk if our third-party contractors do not comply with the negotiated terms of our agreements, or if they suffer damage or destruction to their facilities or equipment.

If we are unable to establish sales capabilities on our own or through third parties, we may not be able to market and sell our current or future human products and product candidates, if approved, and generate product or other revenue.

We currently have limited sales, marketing or distribution capabilities, and prior to Napo’s launch of Mytesi for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy, and our launch of Neonorm for preweaned dairy calves, we had no experience in the sale, marketing and distribution of human or animal health products. There are significant risks involved in building and managing a sales organization, including our potential inability to attract, hire, retain and motivate qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel and effectively oversee a geographically dispersed sales and marketing team. Any failure or delay in the development of our internal sales, marketing and distribution capabilities and entry into adequate arrangements with distributors or other partners would adversely impact the commercialization of Mytesi, and, if approved, Canalevia. If we are not successful in commercializing Mytesi, for its currently approved indication or for any potential Mytesi follow-on indication, either on our own or through one or more distributors, or in generating upfront licensing or other fees, we may never generate significant revenue and may continue to incur significant losses, which would harm our financial condition and results of operations.

We will need to increase the size of our organization and may not successfully manage such growth.

As of October 31, 2019, we had 29 employees. Our ability to manage our growth effectively will require us to hire, train, retain, manage and motivate additional employees and to implement and improve our operational, financial and management systems. These demands also may require the hiring of additional senior management personnel or the development of additional expertise by our senior management personnel. If we fail to expand and enhance our operational, financial and management systems in conjunction with our potential future growth, it could harm our business and operating results.

If approved, our animal health prescription drug product candidates may be marketed in the United States only in the target animals and for the indications for which they are approved, and if we want to expand the approved animals or indications, it will need to obtain additional approvals, which may not be granted.

If our animal health prescription drug product candidates are approved by regulatory authorities, we may market or advertise them only in the specific species and for treatment of the specific indications for which they were approved, which could limit use of the products by veterinarians and animal owners. We intend to develop, promote and commercialize approved products for new animal treatment indications in the future, but we cannot be certain whether or at what additional time and expense we will be able to do so. If we do not obtain marketing approvals for new indications, our ability to expand our animal health business may be harmed.

Under the Animal Medicinal Drug Use Clarification Act of 1994, veterinarians are permitted to prescribe extra-label uses of certain approved animal drugs and approved human drugs for animals under certain conditions. While veterinarians may in the future prescribe and use human-approved products or use our products for extra-label uses, we may not promote our animal health products for extra-label uses. We note that extra-label uses are uses for which the product has not received approval. If the FDA determines that any of our marketing activities constitute promotion of an extra-label use, we could be subject to regulatory enforcement, including seizure of any misbranded or mislabeled drugs, and civil or criminal penalties, any of which could have an adverse impact on our reputation and expose us to potential liability. We will continue to spend resources ensuring that our promotional claims for our animal health products and product candidates remain compliant with applicable FDA laws and regulations, including materials we post or link to on our website. For example, in 2012, our Chief Executive Officer received an “untitled letter” from the FDA while at Napo regarding preapproval promotion statements constituting misbranding of crofelemer, which was then an investigational drug. These statements were included in archived press releases included on Napo’s website. Napo was required to expend time and resources to revise its website to remove the links in order to address the concerns raised in the FDA’s letter.

If our human or animal prescription drug product candidates are approved by regulatory authorities, the misuse or extra-label use of such products may harm our reputation or result in financial or other damages.

If our human or animal prescription drug product candidates are approved by regulatory authorities, there may be increased risk of product liability if physicians, veterinarians, patients, animal owners or others, as applicable, attempt to use such products extra-label, including the use of our products for indications or in species for which they have not been approved. Furthermore, the use of an approved human or animal drug for indications other than those indications for which such products have been approved may not be effective, which could harm our reputation and lead to an increased risk of litigation. If we are deemed by a governmental or regulatory agency to have engaged in the promotion of any approved human or animal product for extra-label use, such agency could request that we modify our training or promotional materials and practices and we could be subject to significant fines and penalties, and the imposition of these sanctions could also affect our reputation and position within the gastrointestinal health industry. Any of these events could harm our reputation and our operating results.

We may not maintain the benefits associated with MUMS designation, including market exclusivity.

Although we have received MUMS designation for Canalevia for the treatment of CID in dogs, we may not maintain the benefits associated with MUMS designation. MUMS designation is a status similar to “orphan drug” status for human drugs. When we were granted MUMS designation for Canalevia for the indication of CID in dogs, we became eligible for incentives to support the approval or conditional approval of the designated use. This designation does not allow us to commercialize a product until such time as we obtain approval or conditional approval of the product.

Because Canalevia has received MUMS designation for the identified particular intended use, we are eligible to obtain seven years of exclusive marketing rights upon approval (or conditional approval) of Canalevia for that intended use and become eligible for grants to defray the cost of our clinical work. Each designation that is granted must be unique, i.e., only one designation can be granted for a particular API in a particular dosage form for a particular intended use. The intended use includes both the target species and the disease or condition to be treated.

At some point, we could lose MUMS designation. The basis for a lost designation can include but is not limited to, our failure to engage with due diligence in moving forward with a non-conditional approval, or a competing product has received conditional approval or approval prior to our product candidate for the same indication or species. In addition, MUMS designation may be withdrawn for a variety of reasons such as where the FDA determines that the request for designation was materially defective, or if the manufacturer is unable to assure sufficient quantity of the prescription drug product to meet the needs of animals with the rare disease or condition. If this designation is lost, it could have a negative impact on the product and us, which includes but is not limited to, market exclusivity related to MUMS designation, or eligibility for grants as a result of MUMS designation.

The market for our human products, and the gastrointestinal health market as a whole, is uncertain and may be smaller than we anticipate, which could lead to lower revenue and harm our operating results.

It is very difficult to estimate the commercial potential of any of our human products because the gastrointestinal health market continues to evolve and it is difficult to predict the market potential for our products. The market will depend on important factors such as safety and efficacy compared to other available treatments, changing standards of care, preferences of physicians, as applicable, the willingness of patients, as applicable, to pay for such products, and the availability of competitive alternatives that may emerge either during the product development process or after commercial introduction. If the market potential for our human products is less than we anticipate due to one or more of these factors, it could negatively impact our business, financial condition and results of operations. Further, the willingness of patients to pay for our products may be less than we anticipate, and may be negatively affected by overall economic conditions.

Insurance coverage for Mytesi for its current approved indication could decrease or end, or Mytesi might not receive insurance coverage for any approved follow-on indications, which could lead to lower revenue and harm our operating results.

For its current approved indication, Mytesi is currently covered by all of the top 10 commercial insurance plans, representing more than 245 million U.S. lives. In 50% of these plans it is currently on Tier 3 with no restrictions, and in 50% it is currently on Tier 3 with a prior authorization required. In the top 10 Managed Medicare plans, which represent 24 million covered lives, Mytesi is currently covered on 10% of plans. Mytesi is currently covered on Medicaid in all 50 states. However, the nature or extent of coverage for Mytesi by any of these plans or programs could change or be terminated, or Mytesi might not receive insurance coverage for any approved follow-on indications. Either outcome could lead to significantly lower revenue and significantly harm our operating results.

We may engage in future acquisitions that increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities and subject us to other risks.

We may evaluate various strategic transactions, including licensing or acquiring complementary products, technologies or businesses. Any potential acquisitions may entail numerous risks, including increased operating expenses and cash requirements, assimilation of operations and products, retention of key employees, diversion of our management’s attention and uncertainties in our ability to maintain key business relationships of the acquired entities. In addition, if we undertake acquisitions, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense. Moreover, we may not be able to locate suitable acquisition opportunities and this inability could impair our ability to grow or obtain access to technology or products that may be important to the development of our business.

Certain of the countries in which we plan to commercialize our products in the future are developing countries, some of which have potentially unstable political and economic climates.

We may commercialize our products in jurisdictions that are developing and emerging countries. This may expose us to the impact of political or economic upheaval, and we could be subject to unforeseen administrative or fiscal burdens. At present, we are not insured against the political and economic risks of operating in these countries. Any significant changes to the political or economic climate in any of the developing countries in which we operate or plan to sell products either now or in the future may have a substantial adverse effect on our business, financial condition, trading performance and prospects.

Fluctuations in the exchange rate of foreign currencies could result in currency transactions losses.

As we expand our operations, we expect to be exposed to risks associated with foreign currency exchange rates. We anticipate that we may commercialize Canalevia and its line extensions in jurisdictions outside the United States. As a result, we may also be further affected by fluctuations in exchange rates in the future to the extent that sales are denominated in currencies other than U.S. dollars. We do not currently employ any hedging or other strategies to minimize this risk, although we may seek to do so in the future.

There are other gastrointestinal-focused human pharmaceutical companies, and we face competition in the marketplaces in which we operate or plan to operate.

Our commercial success in the human drug arena remains dependent on maintaining or establishing a competitive position in the market for the current, approved specialty indication of Mytesi as well as for planned Mytesi follow-on indications. In the IBS-D market in particular, several competitors have commercially available products approved for our planned IBS-D indication. The availability of our competitors’ products could limit the demand, and the price we are able to charge, for any drug candidate we develop. The inability to compete with existing or subsequently introduced drug candidates would have a material adverse impact on our business, financial condition and prospects.

Our obligations to CVP are secured by a security interest in substantially all of our veterinary related assets and substantially all of Napo’s assets, so if we default on those obligations, CVP could foreclose on our assets.

Our obligations under the secured promissory notes issued to Chicago Venture Partners, L.P. (“CVP”) are secured by a security interest in substantially all of our veterinary related assets and substantially all of Napo’s assets, including intellectual property, as provided in the Security Agreement, dated May 28, 2019 between Jaguar and CVP, and the Security Agreement dated May 28, 2019 between Napo and CVP. As a result, if we default on our obligations under these agreements, CVP could foreclose on its security interests and liquidate some or all of these assets, which would harm our veterinary related business, financial condition and results of operations and could require us to reduce or cease operations.

Failure in our information technology systems, including by cyber attacks or other data security incidents, could significantly disrupt our operations.

Our operations depend, in part, on the continued performance of our information technology systems. Our information technology systems are potentially vulnerable to physical or electronic break-ins, computer viruses, phishing attacks and other types of disruptions. We have and continue to experience cyber attacks of varying degrees. Our security measures may also be breached due to employee error, malfeasance, system errors or other vulnerabilities. Such breach or unauthorized access or attempts by outside parties to fraudulently induce employees or users to disclose sensitive information in order to gain access to our data could result in significant legal and financial exposure, and damage to our reputation that could potentially have an adverse effect on our business. Because the techniques used to obtain unauthorized access, or sabotage systems change frequently, become more sophisticated, and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Additionally, cyber attacks could also compromise trade secrets and other sensitive information and result in such information being disclosed to others and becoming less valuable, which could negatively affect our business. Although we have information technology security systems, a successful cybersecurity attack or other data security incident could result in the misappropriation and/or loss of confidential or personal information, create system interruptions, deploy malicious software that attacks our systems, or result in financial losses. It is possible that a cybersecurity attack might not be noticed for some period of time. The occurrence of a cyber security attack or incident could result in business interruptions from the disruption of our information technology systems, or negative publicity resulting in reputational damage with our shareholders and other stakeholders and/or increased costs to prevent, respond to or mitigate cybersecurity events. In addition, the unauthorized dissemination of sensitive personal information or proprietary or confidential information could expose us or other third-parties to regulatory fines or penalties, litigation and potential liability, or otherwise harm our business.

Risks Related to Intellectual Property

We cannot be certain that our patent strategy will be effective to protect against competition

Our commercial success depends in large part on obtaining and maintaining patent, trademark and trade secret protection of our human or animal products, both prescription and non-prescription, our current human or animal product candidates and any future human or animal product candidates, and their respective components, formulations, methods used to manufacture them and methods of treatment, as well as successfully defending our patents and other intellectual property rights against third-party challenges. Our ability to stop unauthorized third parties from making, using, selling, offering to sell or importing our products or our product candidates is dependent upon the extent to which we have rights under valid and enforceable patents, trade secrets and other similar intellectual property that cover these activities. The patent prosecution process is expensive and time-consuming, and we may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of inventions made in the course of development and commercialization activities in time to obtain patent protection on them.

We have a portfolio of United States and foreign issued patents and pending applications related to our products and product candidates. We have three issued United States patents listed in the FDA’s Orange Book for Mytesi. We plan to rely on certain of these issued patents as protection for Canalevia. The strength of patents in the field of pharmaceuticals and animal health involves complex legal and scientific questions and can be uncertain. We cannot be certain that pending applications will issue as patents. For those patents that are already issued and even if other patents do successfully issue, third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed, invalidated or held unenforceable. Furthermore, even if they are unchallenged, our patents may not adequately protect our intellectual property or prevent others from designing around their claims. If the patents we have are not maintained or their scope is significantly narrowed or if we are not able to obtain issued patents from pending applications, our business and prospects would be harmed.

The Leahy-Smith America Invents Act, patent reform legislation enacted in 2011, could increase the uncertainties and costs surrounding the prosecution of any patent applications and the enforcement or defense of any patents that issue. The Leahy-Smith Act introduced significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art, may affect patent litigation, and switch the U.S. patent system from a “first-to-invent” system to a “first-to-file” system. Under a “first-to-file” system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally is entitled to the patent on an invention regardless of whether another inventor had made the invention earlier. The USPTO developed regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first-to-file provisions, became effective on March 16, 2013. Among some of the other changes to the patent laws are changes that limit where a patentee may file a patent infringement suit and that provide opportunities for third parties to challenge any issued patent in the USPTO. The Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our patents and any other patents that issue, all of which could harm our business and financial condition.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance and annuity fees on any issued patent and, in certain jurisdictions, pending applications, are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we fail to maintain the patents and patent applications covering our prescription drug products, prescription drug product candidates and non-prescription products, our competitors might be able to enter the market, which would harm our business.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, which would be costly, time-consuming and, if successfully asserted against us, delay or prevent the development and commercialization of our current or future products and product candidates.

Our research, development and commercialization activities may infringe or otherwise violate or be claimed to infringe or otherwise violate patents owned or controlled by other parties. There may be patents already issued of which we are unaware that might be infringed by a product or one of our current or future prescription drug product candidates or non-prescription products. Moreover, it is also possible that patents may exist that we are aware of, but that we do not believe are relevant to our current or future prescription drug product candidates or non-prescription products, which could nevertheless be found to block our freedom to market these products. Because patent applications can take many years to issue and may be confidential for 18 months or more after filing, there may be applications now pending of which we are unaware and which may later result in issued patents that may be infringed by our current or future prescription drug product candidates or non-prescription products. We cannot be certain that our products, current or future prescription drug product candidates or non-prescription products will not infringe these or other existing or future third-party patents. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents.

To the extent we become subject to future third-party claims against us or our collaborators, we could incur substantial expenses and, if any such claims are successful, we could be liable to pay substantial damages, including treble damages and attorney’s fees if we or our collaborators are found to be willfully infringing a third party’s patents. If a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay research, development, manufacturing or sales of the human or animal prescription drug or non-prescription product that is the subject of the suit. Even if we are successful in defending such claims, infringement and other intellectual property claims can be expensive and time-consuming to litigate and divert management’s attention from our business and operations. As a result of or in order to avoid potential patent infringement claims, we or our collaborators may be compelled to seek a license from a third party for which we would be required to pay license fees or royalties, or both. Moreover, these licenses may not be available on acceptable terms, or at all. Even if we or our collaborators were able to obtain such a license, the rights may be nonexclusive, which could allow our competitors access to the same intellectual property. Any of these events could harm our business and prospects.

Our proprietary position depends upon the botanical guidance of our drug approval and patents that are formulation or method-of-use patents, which do not prevent a competitor from using the same human or animal drug for another use.

Composition-of-matter patents on the API in prescription drug products are generally considered to be the strongest form of intellectual property protection because such patents provide protection without regard to any particular method of use or manufacture or formulation of the API used. The composition-of-matter patents for crofelemer, the API in Mytesi and Canalevia, have expired, and the issued patents and applications relevant to our products and product candidates cover methods of use for crofelemer and the botanical extract in Neonorm and Equilevia.

Method-of-use patents protect the use of a product for the specified method and formulation patents cover formulations of the API or botanical extract. These types of patents do not prevent a competitor from developing or marketing an identical product for an indication that is outside the scope of the patented method or from developing a different formulation that is outside the scope of the patented formulation. Moreover, with respect to method-of-use patents, even if competitors do not actively promote their product for our targeted indications or uses for which we may obtain patents, physicians may recommend that patients use our products extra-label, and veterinarians may recommend that animal owners use these products extra-label, or animal owners may do so themselves. Although extra-label use may infringe or contribute to the infringement of method-of-use patents, the practice is common and such infringement is difficult to prevent or prosecute.

We may be involved in lawsuits to protect or enforce our patents, which could be expensive, time-consuming and unsuccessful, and third parties may challenge the validity or enforceability of our patents and they may be successful.

We intend to rely upon a combination of regulatory exclusivity periods, patents, trade secret protection, and confidentiality agreements to protect the intellectual property related to Mytesi, our current prescription drug product candidates, non-prescription products and our development programs.

If the breadth or strength of protection provided by any patents, patent applications or future patents we may own, license, or pursue with respect to any of our current or future product candidates or products is threatened, it could threaten our ability to commercialize any of our current or future human or animal product candidates or products. Further, if we encounter delays in our development efforts, the period of time during which we could market any of our current or future product candidates or products under any patent protection we obtain would be reduced.

Given the amount of time required for the development, testing and regulatory review of new product candidates or products, patents protecting such candidates might expire before or shortly after such product candidates or products are commercialized. The United States Patent and Trademark Office has issued a patent term extension certificate extending the term of US 7,341,744 by 1075 days under 35 USC 156. With respect to requests for patent term extensions, the applicable authorities, including the USPTO and the FDA, and any equivalent regulatory authority in other countries, may not agree with our assessment of whether such extensions are available, and may refuse to grant extensions to patents, or may grant more limited extensions than requested. If this occurs, our competitors may take advantage of our investment in development and trials by referencing our clinical and preclinical data and launch their product earlier than might otherwise be the case.

Even where laws provide protection or we are able to obtain patents, costly and time-consuming litigation may be necessary to enforce and determine the scope of our proprietary rights, and the outcome of such litigation would be uncertain. Moreover, any actions we may bring to enforce our intellectual property against our competitors could provoke them to bring counterclaims against us, and some of our competitors have substantially greater intellectual property portfolios than we have. To counter infringement or unauthorized use of any patents we may obtain, we may be required to file infringement claims, which can be expensive and time-consuming to litigate. In addition, if we or one of our future collaborators were to initiate legal proceedings against a third party to enforce a patent covering one of our products, current product candidates, or one of our future products, the defendant could counterclaim that the patent is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace and challenges to validity of patents in certain foreign jurisdictions is common as well. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, non-enablement or lack of statutory subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant material information from the USPTO, or made a materially misleading statement, during prosecution. Under the Hatch-Waxman Act, a competitor seeking to market a generic form of Mytesi before the expiration of any of the patents listed in the FDA’s Orange Book for Mytesi could file an ANDA with a certification under 21 U.S.C. § 3559(j)(2)(A)(iv) that each of these patents (except for those which the ANDA filer states it will market only after its expiration) is either invalid, unenforceable or not infringed. We may assert the patents in Hatch-Waxman litigation against the party filing the ANDA to keep the competing product off of the market until the patents expire but there is a risk that we will not succeed. The party filing the ANDA may also counterclaim in the litigation that our patents are not valid or unenforceable, and the court may find one or more claims of our patents invalid or unenforceable. If this occurs, a competing generic product could be marketed prior to expiration of our patents listed in the Orange Book, which would harm our business.

Third parties may also raise similar validity claims before the USPTO in post-grant proceedings such as ex parte reexaminations, inter partes review, or post-grant review, or oppositions or similar proceedings outside the United States, in parallel with litigation or even outside the context of litigation. The outcome following legal assertions of invalidity and unenforceability is unpredictable. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of any future patent protection on one or more of our products or our current or future product candidates. Such a loss of patent protection could harm our business. We cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution or other basis for a finding of invalidity. Litigation proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be unsuccessful, it could have an adverse effect on the price of our common stock. Finally, we may not be able to prevent, misappropriation of our trade secrets or confidential information, particularly in countries where the laws may not protect those rights as fully as in the United States.

If we are unable to prevent disclosure of our trade secrets or other confidential information to third parties, our competitive position may be impaired.

We also rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or for which we have not filed patent applications, processes for which patents are difficult to enforce and other elements of our product development processes that involve proprietary know-how, information or technology that is not covered by patents. Although we require all of our employees to assign their inventions to us, and endeavor to execute confidentiality agreements with all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology, we cannot be certain that we have executed such agreements with all parties who may have helped to develop our intellectual property or had access to our proprietary information, or that our agreements will not be breached. We cannot guarantee that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. If we are unable to prevent disclosure of our intellectual property to third parties, we may not be able to maintain a competitive advantage in our market, which would harm our business.

Any disclosure to or misappropriation by third parties of our confidential proprietary information could enable competitors to quickly duplicate or surpass our technological achievements, and erode our competitive position in our market.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

As is the case with other human or animal pharmaceutical product companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the human and animal health industries involves both technological and legal complexity. Therefore, obtaining and enforcing patents is costly, time-consuming and inherently uncertain. In addition, the United States has recently enacted and implemented wide-ranging patent reform legislation. The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce patents that we have or that we might obtain in the future.

We may not be able to protect our intellectual property rights throughout the world, which could impair our business.

Filing, prosecuting and defending patents on human and animal drug products, product candidates and non-prescription products throughout the world would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we may obtain patent protection, but where patent enforcement is not as strong as that in the United States. These products may compete with our products in jurisdictions where we do not have any issued or licensed patents and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to animal health products, which could make it difficult for us to stop the infringement of our future patents, if any, or patents we have in licensed, or marketing of competing products in violation of our proprietary rights generally. Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. Proceedings to enforce our future patent rights, if any, in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Our business could be harmed if we fail to obtain certain registered trademarks in the United States or in other countries.

Our registered and pending U.S. trademarks include MYTESI®, JAGUAR HEALTH®, the Jaguar Health Logo®, NAPO®, Napo Logo®, CANALEVIA, EQUILEVIA, NEONORM®, JAGUAR ANIMAL HEALTH®, and the Jaguar Animal Health Logo®. We also own registered and pending applications for the CANALEVIA mark in a number of foreign countries. During trademark registration proceedings, we may receive rejections of our trademark applications. If so, we will have an opportunity to respond, but we may be unable to overcome such rejections. In addition, the USPTO and comparable agencies in many foreign jurisdictions may permit third parties to oppose pending trademark applications and to seek to cancel registered trademarks. If opposition or cancellation proceedings are filed against any of our trademark applications or any registered trademarks, our trademarks may not survive such proceedings. Moreover, any name we propose to use with our prescription drug product candidates in the United States, including CANALEVIA, must be approved by the FDA, regardless of whether we have registered or applied to register as a trademark. The FDA typically conducts a review of proposed prescription drug product names, including an evaluation of potential for confusion with other product names. If the FDA objects to any of our proposed proprietary product names, we may be required to expend significant additional resources in an effort to identify a suitable substitute name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

We have received confidential and proprietary information from third parties. In addition, we employ individuals who were previously employed at other biotechnology, pharmaceutical or animal health companies. We may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise improperly used or disclosed confidential information of these third parties or our employees’ former employers. Litigation may be necessary to defend against any such claims. Even if we were successful in defending against any such claims, such litigation could result in substantial cost and be a distraction to our management and employees.

Even if we receive any of the required regulatory approvals for our current or future prescription drug product candidates and non-prescription products, we will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense.

If the FDA or any other regulatory body approves any of our current or future prescription drug product candidates, or if necessary, our non-prescription products, the manufacturing processes, clinical development, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the product may be subject to extensive and ongoing regulatory requirements. These requirements could include, but are not limited to, submissions of efficacy and safety and other post-marketing information and reports, establishment registration, and product listing, compliance with new rules promulgated under the FSMA, as well as continued compliance with cGMP, GLP and GCP for any studies that we conduct post-approval. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our contract manufacturers or manufacturing processes, or failure to comply with regulatory requirements, are reportable events to the FDA and may result in, among other things:

•                  restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market, revised labeling, or voluntary or involuntary product recalls;

•                  additional clinical studies, fines, warning letters or holds on target animal studies;

•                  refusal by the FDA, or other regulators to approve pending applications or supplements to approved applications filed by us or our strategic collaborators related to the unknown problems, or suspension or revocation of the problematic product’s license approvals;

•                  product seizure or detention, or refusal to permit the import or export of products; and

•                  injunctions and/or the imposition of civil or criminal penalties.

The FDA or other regulatory agency’s policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates or require certain changes to the labeling or additional clinical work concerning safety and efficacy of the product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability, which would harm our business. In addition, failure to comply with these regulatory requirements could result in significant penalties.

In addition, from time to time, we may enter into consulting and other financial arrangements with veterinarians, who prescribe or recommend our products, once approved. As a result, we may be subject to state, federal and foreign healthcare and/or veterinary medicine laws. If our financial relationships with veterinarians are found to be in violation of such laws that apply to us, we may be subject to penalties.

Any of our current or future prescription drug product candidates or non-prescription products may cause or contribute to adverse medical events that we would be required to report to regulatory authorities and, if we fail to do so, we could be subject to sanctions that would harm our business.

If we are successful in commercializing any of our current or future prescription drug product candidates or non-prescription products, certain regulatory authorities will require that we report certain information about adverse medical events if those products may have caused or contributed to those adverse events. The timing of our obligation to report would be triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events we become aware of within the prescribed timeframe. We may also fail to appreciate that we have become aware of a reportable adverse event, especially if such event is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of our products. If we fail to comply with our reporting obligations, the regulatory authorities could take action including, but not limited to, criminal prosecution, seizure of our products, facility inspections, removal of our products from the market, recalls of certain lots or batches, or cause a delay in approval or clearance of future products.

Legislative or regulatory reforms with respect to animal health may make it more difficult and costly for us to obtain regulatory clearance or approval of any of our current or future product candidates and to produce, market, and distribute our products after clearance or approval is obtained.

From time to time, legislation is drafted and introduced in the U.S. Congress or other jurisdictions in which we intend to operate that could significantly change the statutory provisions governing the testing, regulatory clearance or approval, manufacture, and marketing of regulated products. In addition, the FDA’s regulations and guidance are often revised or reinterpreted by the FDA and such other regulators in ways that may significantly affect our business and our products and product candidates. Similar changes in laws or regulations can occur in other countries. Any new regulations or revisions or reinterpretations of existing regulations in the United States or in other countries may impose additional costs or lengthen review times of any of our current or future products and product candidates. We cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on our business in the future. Such changes could, among other things, require:

•                  changes to manufacturing methods;

•                  additional clinical trials or testing;

•                  new requirements related to approval to enter the market;

•                  recall, replacement, or discontinuance of certain products; and

•                  additional record keeping or the development of certain regulatory required hazard identification plans.

Each of these would likely entail substantial time and cost and could harm our financial results. In addition, delays in receipt of or failure to receive regulatory clearances or approvals for any future products would harm our business, financial condition, and results of operations.

We believe that our non-prescription products are not subject to regulation by regulatory agencies in the United States, but there is a risk that regulatory bodies may disagree with our interpretation, or may redefine the scope of their regulatory reach in the future, which would result in additional expense and could delay or prevent the commercialization of these products.

The FDA retains jurisdiction over all animal prescription drug products however, in many instances, the Federal Trade Commission will exercise primary or concurrent jurisdiction with FDA on non-prescription products as to post marketing claims made regarding the product. On April 22, 1996, the FDA published a statement in the Federal Register, 61 FR 17706, that it believes that the Dietary Supplement and Health Education Act (“DSHEA”), does not apply to animal health supplement products, such as our non-prescription products. Accordingly, the FDA’s Center for Veterinary Medicine only regulates those animal supplements that fall within the FDA’s definition of an animal drug, animal food or animal feed additive. The Federal Food Drug and Cosmetic Act defines food as “articles used for food or drink for man or other animals and articles used as components of any such article.” Animal foods are not subject to pre-market approval and are designed to provide a nutritive purpose to the animals that receive them. Feed additives are defined as those articles that are added to an animal’s feed or water as illustrated by the guidance documents. Our non-prescription products are not added to food, are not ingredients in food nor are they added to any animal’s drinking water. Therefore, our non-prescription products do not fall within the definition of a food or feed additive. In light of the pronouncement by the FDA that the DSHEA was not intended to apply to animals, the FDA seeks to regulate such supplements as food or food additives depending on the intended use of the product. The intended use is demonstrated by how the article is included in a food, or added to the animals’ intake (i.e., through its drinking water). If the intended use of the product does not fall within the proscribed use making the product a food, it cannot be regulated as a food. There is no intent to make our non-prescription products a component of an animal food, either directly or indirectly. A feed additive is a product that is added to a feed for any reason including the top dressing of an already prepared feed. Some additives, such as certain forage, are deemed to be Generally Recognized as Safe, or GRAS, and therefore, not subject to a feed Additive Petition approval prior to use. However, the substances deemed GRAS are generally those that are recognized as providing nutrients as a food does. We do not believe that our non-prescription products fit within this framework either. Finally, a new animal drug refers to drugs intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease in animals. Our non-prescription Neonorm Foal and Neonorm Calf products are not intended to diagnose, cure, mitigate, treat or prevent disease and therefore, do not fit within the definition of an animal drug. Additionally, because a previously marketed human formulation of the botanical extract in our non-prescription products was regulated as a human dietary supplement subject to the DSHEA (and not regulated as a drug by the FDA), we do not believe that the FDA would regulate the animal formulation used in our non-prescription products in a different manner. We do not believe that our non-prescription products fit the definition of an animal drug, food or food additive and therefore are not regulated by the FDA at this time.

However, despite many such unregulated animal supplements currently on the market, the FDA may choose in the future to exercise jurisdiction over animal supplement products in which case, we may be subject to unknown regulations thereby inhibiting our ability to launch or to continue marketing our non-prescription products. In the past, the FDA has redefined or attempted to redefine some non-prescription non-feed products as falling within the definition of drug, feed or feed additive and therefore subjected those products to the relevant regulations. We have not discussed with the FDA its belief that the FDA currently does not exercise jurisdiction over our non-prescription products. Should the FDA assert regulatory authority over our non-prescription products, we would take commercially reasonable steps to address the FDA’s concerns, potentially including but not limited to, seeking registration for such products, reformulating such products to further distance such products from regulatory control, or ceasing sale of such products. Further, the Animal and Plant Health Inspection Service, an agency of the USDA, may at some point choose to exercise jurisdiction over certain non-prescription products that are not intended for production animals. We do not believe we are currently subject to such regulation, but could be in the future. If the FDA or other regulatory agencies, such as the USDA, try to regulate our non-prescription products, we could be required to seek regulatory approval for our non-prescription products, which would result in additional expense and could delay or prevent the commercialization of these products.

Even if Napo receives the required regulatory approvals for Napo’s current or future prescription drug product candidates and non-prescription products, Napo will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense.

If the FDA or any other regulatory body approves any of Napo’s current or future prescription drug product candidates, or if necessary, Napo’s non-prescription products, the manufacturing processes, clinical development, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the product is subject to extensive and ongoing regulatory requirements. These requirements could include, but are not limited to, submissions of efficacy and safety and other post-marketing information and reports, establishment registration, and product listing, compliance with new rules promulgated under the FSMA, as well as continued compliance with cGMP, GLP and GCP for any studies that Napo conducts post-approval. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with Napo’s contract manufacturers or manufacturing processes, or failure to comply with regulatory requirements, are reportable events to the FDA and may result in, among other things:

•                  restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market, revised labeling, or voluntary or involuntary product recalls;

•                  additional clinical studies fines, warning letters or holds on studies;

•                  refusal by the FDA, or other regulators to approve pending applications or supplements to approved applications filed by Napo or Napo’s strategic collaborators related to the unknown problems, or suspension or revocation of the problematic product’s license approvals;

•                  product seizure or detention, or refusal to permit the import or export of products; and

•                  injunctions or the imposition of civil or criminal penalties.

The FDA or other regulatory agency’s policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of Napo’s product candidates or require certain changes to the labeling or require additional clinical work concerning safety and efficacy of the product candidates. Napo cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If Napo is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Napo is not able to maintain regulatory compliance, Napo may lose any marketing approval that Napo may have obtained and Napo may not achieve or sustain profitability, which would harm Napo’s business. In addition, failure to comply with these regulatory requirements could result in significant penalties.

In addition, from time to time, Napo may enter into consulting and other financial arrangements with physicians, who prescribe or recommend Napo’s products, once approved. As a result, Napo may be subject to state, federal and foreign healthcare laws, including but not limited to anti-kickback laws. If Napo’s financial relationships with physicians are found to be in violation of such laws that apply to Napo, Napo may be subject to penalties.

Any of Napo’s current or future prescription drug product candidates or non-prescription products may cause or contribute to adverse medical events that Napo would be required to report to regulatory authorities and, if Napo fails to do so, Napo could be subject to sanctions that would harm Napo’s business.

If Napo is successful in commercializing any of Napo’s current or future prescription drug product candidates or non-prescription products, certain regulatory authorities will require that Napo report certain information about adverse medical events if those products may have caused or contributed to those adverse events. The timing of Napo’s obligation to report would be triggered by the date Napo becomes aware of the adverse event as well as the nature of the event. Napo may fail to report adverse events Napo becomes aware of within the prescribed timeframe. Napo may also fail to appreciate that Napo has become aware of a reportable adverse event, especially if it is not reported to Napo as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of Napo’s products. If Napo fails to comply with Napo’s reporting obligations, the regulatory authorities could take action including, but not limited to, criminal prosecution, seizure of Napo’s products, facility inspections, removal of Napo’s products from the market, recalls of certain lots or batches, or cause a delay in approval or clearance of future products.

Legislative or regulatory reforms make it more difficult and costly for Napo to obtain regulatory clearance or approval of any of Napo’s current or future product candidates and to produce, market, and distribute Napo’s products after clearance or approval is obtained.

From time to time, legislation is drafted and introduced in the U.S. Congress or other jurisdictions in which Napo intends to operate that could significantly change the statutory provisions governing the testing, regulatory clearance or approval, manufacture, and marketing of regulated products. In addition, the FDA’s regulations and guidance are often revised or reinterpreted by the FDA and such other regulators in ways that may significantly affect Napo’s business and Napo’s products and product candidates. Similar changes in laws or regulations can occur in other countries. Any new regulations or revisions or reinterpretations of existing regulations in the United States or in other countries may impose additional costs or lengthen review times of any of Napo’s current or future products and product candidates. Napo cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on Napo’s business in the future. Such changes could, among other things, require:

•                  changes to manufacturing methods;

•                  additional clinical trials or testing;

•                  new requirements related to approval to enter the market;

•                  recall, replacement, or discontinuance of certain products; and

•                  additional record keeping or the development of certain regulatory required hazard identification plans.

Each of these would likely entail substantial time and cost and could harm Napo’s financial results. In addition, delays in receipt of or failure to receive regulatory clearances or approvals for any future products would harm Napo’s business, financial condition, and results of operations.

Risks Related to Securities Markets and Investment in our Securities

Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our common stock.

If we fail to satisfy the continued listing requirements of The NASDAQ Capital Market, such as the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock.

The delisting of our common stock from Nasdaq may make it more difficult for us to raise capital on favorable terms in the future. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. Further, if we were to be delisted from The Nasdaq Capital Market, our common stock would cease to be recognized as covered securities and we would be subject to regulation in each state in which we offer our securities.

We have a material weakness in our internal control over financial reporting related to staff turnover in our accounting department. We did not maintain a sufficient complement of internal personnel with appropriate knowledge, experience and/or training commensurate with our financial reporting requirements. If we fail to remediate the material weakness, or experience any additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately report our financial condition or results of operations which may adversely affect investor confidence in us and, as a result, the value of our common stock.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Preparing our consolidated financial statements involves a number of complex manual and automated processes, which are dependent upon individual data input or review and require significant management judgment. One or more of these elements may result in errors that may not be detected and could result in a material misstatement of our consolidated financial statements. If we fail to maintain the adequacy of our internal controls over financial reporting, our business and operating results may be harmed and we may fail to meet our financial reporting obligations. If material weaknesses in our internal control are discovered or occur, our consolidated financial statements may contain material misstatements and we could be required to restate our financial results.

In connection with our preparation of our annual financial statements for the year ended December 31, 2018, we identified a material weakness in our internal control over financial reporting related to staff turnover in our accounting department. We did not maintain a sufficient complement of internal personnel with appropriate knowledge, experience and/or training commensurate with our financial reporting requirements. We relied on outside consulting technical experts and did not maintain adequate internal qualified personnel to properly supervise and review the information provided by the outside consulting technical experts to ensure certain significant complex transactions and technical matters were properly accounted for, specifically with respect to accurately reflecting all potential accrued services on the balance sheet at December 31, 2018. In addition, we identified inadequate internal technical staffing levels and expertise to properly supervise and review the information of the outside consulting technical experts to properly apply ASC 815-40 for liability classification of certain warrants and ASC 470-50 and ASC 470-60 to properly reflect the accounting impact to multiple modifications of the Company’s debt instruments. We have concluded that we must implement new or improved controls in our financial statement close process and policies in reviewing information received from our outside consulting technical experts.

We have enhanced our internal controls, processes and related documentation necessary to remediate our material weakness. We may not be able to complete our remediation, evaluation and testing in a timely fashion. If we are unable to remediate this material weakness, or if we identify one or more other material weaknesses in our internal control over financial reporting, we will continue to be unable to conclude that our internal controls are effective. If we are unable to confirm that our internal control over financial reporting is effective we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause the price of our common stock to decline.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on The NASDAQ Capital Market and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

The price of our common stock could be subject to volatility related or unrelated to our operations, and purchasers of our common stock could incur substantial losses.

The trading price of our common stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include those discussed previously in this “Risk Factors” section of this report and others, such as:

•                  delays in the commercialization of Mytesi, Neonorm, Canalevia, Equilevia or our other current or future prescription drug product candidates and non-prescription products;

•                  any delays in, or suspension or failure of, our current and future studies;

•                  announcements of regulatory approval or disapproval of any of our current or future product candidates or of regulatory actions affecting our company or our industry;

•                  manufacturing and supply issues that affect product candidate or product supply for our studies or commercialization efforts;

•                  quarterly variations in our results of operations or those of our competitors;

•                  changes in our earnings estimates or recommendations by securities analysts;

•                  the payment of licensing fees or royalties in shares of our common stock;

•                  announcements by us or our competitors of new prescription drug products or product candidates or non-prescription products, significant contracts, commercial relationships, acquisitions or capital commitments;

•                  announcements relating to future development or license agreements including termination of such agreements;

•                  adverse developments with respect to our intellectual property rights or those of our principal collaborators;

•                  commencement of litigation involving us or our competitors;

•                  any major changes in our board of directors or management;

•                  new legislation in the United States relating to the prescription, sale, distribution or pricing of gastrointestinal health products;

•                  product liability claims, other litigation or public concern about the safety of our prescription drug product or product candidates and non-prescription products or any such future products;

•                  market conditions in the human or animal industry, in general, or in the gastrointestinal health sector, in particular, including performance of our competitors; and

•                  general economic conditions in the United States and abroad.

In addition, the stock market, in general, or the market for stocks in our industry, in particular, may experience broad market fluctuations, which may adversely affect the market price or liquidity of our common stock. Any sudden decline in the market price of our common stock could trigger securities class-action lawsuits against us. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the time and attention of our management would be diverted from our business and operations. We also could be subject to damages claims if we were found to be at fault in connection with a decline in our stock price.

You may not be able to resell our common stock when you wish to sell them or at a price that you consider attractive or satisfactory.

Prior to our initial public offering in May 2015, there was no public market for shares of our common stock. The listing of our common stock on The Nasdaq Capital Market does not assure that a meaningful, consistent and liquid trading market exists. Although our common stock is listed on The Nasdaq Capital Market, trading volume in our common stock has been limited and an active trading market for our shares may never develop or be sustained. If an active market for our common stock does not develop, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future, or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

If securities or industry analysts do not publish research or reports about our company, or if they issue adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on our company or our industry, or the stock of any of our competitors, the price of our common stock could decline. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause the price of our common stock to decline.

You may be diluted by conversions of outstanding non-voting common stock and Series A Preferred Stock, exchanges of our promissory notes and exercises of outstanding options and warrants.

As of October 31, 2019, we had (i) outstanding options to purchase an aggregate of 3,821,690 shares of our common stock at a weighted average exercise price of $5.72 per share, (ii) 15,310,000 shares of common stock issuable upon exercise of the Series 1 warrants and Series 2 warrants., with an exercise price of $1.40 and $2.00, respectively,   (iii) 2,781,250 shares of common stock issuable upon exercise of the Bridge Warrants issuable pursuant to the Securities

Purchase Agreement entered into beginning on March 18, 2019 by and among the Company and selected accredited investors, with an exercise price of $2.00, (iv) 27,432 shares of voting common stock issuable upon exercise of other warrants outstanding as of October 31, 2019, with a weighted-average exercise price of $1.70, (v) 473,565 shares of common stock issuable upon conversion of outstanding Series A convertible preferred stock, with a conversion price of $19.425 per share, (vi) 985,500 shares of common stock issuable upon conversion of outstanding Series B convertible preferred stock, with a conversion price of $1,000 per share, (vii) 630,063 shares of common stock issuable upon conversion of outstanding Series B-1 convertible preferred stock, with a conversion price of $9,901 per share, (viii) 3,821,690 shares of voting common stock issuable upon exercise of outstanding options, with a weighted-average exercise price of $5.72, (ix) 2,993 shares of common stock issuable upon exercise of outstanding inducement options, with a weighted-average exercise price of $5.72, (x) RSUs for 5,613 shares of voting common stock issuable upon vesting of outstanding restricted stock unit awards, and (xi) outstanding promissory notes in an aggregate principal amount of $7,725,893.

The exercise of such options and warrants, conversion of the Series A convertible preferred stock, Series B convertible preferred stock, and Series B-1 convertible preferred stock, and exchange of the promissory notes for shares of our common stock will result in further dilution of your investment. In addition, you may experience further dilution if we issue common stock in the future. As a result of this dilution, you may receive significantly less in net tangible book value than the full purchase price you paid for the shares in the event of liquidation.

If shares of our non-voting common stock are converted into shares of our voting common stock, your voting power will be diluted.

As of October 31, 2019, we had 10,852,125 shares of voting common stock and 40,301,237 shares of non-voting common stock (38,382 shares of voting common stock on an as converted basis) outstanding. Generally, holders of our non-voting common stock have no voting power (other than in connection with a change of control of our company) and have no right to participate in any meeting of stockholders or to have notice thereof. However, shares of our non-voting common stock that are converted into voting common stock will have all the voting rights of the voting common stock. Shares of our non-voting common stock are convertible into shares of our voting common stock on a one thousand fifty-for-one basis (i) at the option of the respective holders thereof, at any time and from time to time on or after April 1, 2018 or (ii) automatically, without any payment of additional consideration by the holder thereof, (x) upon a transfer of such shares to any person or entity that is neither an affiliate of Nantucket nor an investment fund, investment vehicle or other account, that is, directly or indirectly, managed or advised by Nantucket or any of its affiliates pursuant to a sale of such stock to a third-party for cash in accordance with the terms and condition set forth in the Investor Rights Agreement, or (y) upon the subsequent release or transfer of such shares to the registered pre-Merger legacy stockholders of Napo’s outstanding shares of common stock as of July 31, 2017 (the “Napo Legacy Stockholders”). Upon conversion of any non-voting common stock, your voting power will be diluted in proportion to the decrease in your ownership of the total outstanding voting common stock.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

Our third amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay or prevent changes in control or changes in our management without the consent of our board of directors. These provisions to include the following:

•                  a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•                  no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•                  the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•                  the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

•                  the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

•                  the required approval of the holders of at least 75% of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our third amended and restated certificate of incorporation regarding the election and removal of directors;

•                  a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•                  the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

•                  advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions could inhibit or prevent possible transactions that some stockholders may consider attractive.

We are also subject to the anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law. Under Section 203, a corporation generally may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other exceptions, the board of directors has approved the transaction.

Our amended and restated bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our amended and restated bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, (iv) any action asserting a claim that is governed by the internal affairs doctrine or (v) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our amended and restated bylaws. This choice-of-forum provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our amended and restated bylaws inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could harm our business and financial condition.

We do not intend to pay dividends on our common stock, and your ability to achieve a return on your investment will depend on appreciation in the market price of our common stock.

We currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our common stock. Moreover, so long as either (i) Nantucket or any of its affiliates owns any shares of our non-voting common stock or (ii) Sagard Capital Partners, L.P. or any of its affiliates owns 35% or more of the shares of our Series A Preferred Stock, we cannot pay dividends on our common stock or non-voting common stock without obtaining the prior written consent of Nantucket or Sagard, respectively. Because we do not intend to pay dividends and may be required to obtain written consent if we were to do so, your ability to receive a return on your investment will depend on any future appreciation in the market price of our common stock. We cannot be certain that our common stock will appreciate in price.

Our principal stockholders own a significant percentage of our voting stock and will be able to exert significant control over matters subject to stockholder approval.

As of October 31, 2019, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned in the aggregate approximately 44.49% of the outstanding shares of our voting common stock. As a result of their stock ownership, these stockholders may have the ability to influence our management and policies, and will be able to significantly affect the outcome of matters requiring stockholder approval such as elections of directors, amendments of our organizational documents or approvals of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

Our initial public offering had a significant, transformative effect on us. Prior to our initial public offering, our business operated as a privately-held company, and we were not required to comply with public reporting, corporate governance and financial accounting practices and policies required of a publicly-traded company. As a publicly-traded company, we incur significant additional legal, accounting and other expenses compared to historical levels. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act and the rules and regulations of the SEC and The NASDAQ Capital Market, may result in an increase in our costs and the time that our board of directors and management must devote to our compliance with these rules and regulations. These rules and regulations have substantially increased our legal and financial compliance costs and diverted management time and attention from our product development and other business activities.

The Sarbanes-Oxley Act requires, among other things, that we assess the effectiveness of our internal control over financial reporting annually and the effectiveness of our disclosure controls and procedures quarterly. In particular, Section 404 of the Sarbanes-Oxley Act, or Section 404, requires us to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on, and our independent registered public accounting firm potentially to attest to, the effectiveness of our internal control over financial reporting. We have needed to expend time and resources on documenting our internal control over financial reporting so that we are in a position to perform such evaluation when required. As an “emerging growth company,” we expect to avail ourselves of the exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404. However, we may no longer avail ourselves of this exemption when we cease to be an “emerging growth company.” When our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of our compliance with Section 404 will correspondingly increase. Our compliance with applicable provisions of Section 404 requires that we incur substantial accounting expense and expend significant management time on compliance-related issues as we implement additional corporate governance practices and comply with reporting requirements. Moreover, if we are not able to comply with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company” (i) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (ii) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iii) we will not be required to hold nonbinding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can delay its adoption of any new or revised accounting standards, but we have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. In addition, investors may find our common stock less attractive if we rely on the exemptions and relief granted by the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may decline and/or become more volatile.

We may remain an “emerging growth company” until as late as December 31, 2020 (the fiscal year-end following the fifth anniversary of the closing of our initial public offering, which occurred on May 18, 2015), although we may cease to be an “emerging growth company” earlier under certain circumstances, including (i) if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of any June 30, in which case we would cease to be an “emerging growth company” as of December 31 of such year, (ii) if our gross revenue exceeds $1.07 billion in any fiscal year or (iii) if we issue more than $1.0 billion of non-convertible debt over a three-year period.

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options and warrants outstanding, will dilute your ownership interests and may adversely affect the future market price of our common stock.

The issuance of additional shares of our common stock or securities convertible into or exchangeable for our common stock could be dilutive to stockholders if they do not invest in future offerings. We intend to use the net proceeds from this offering to continue to fund the development of our business and for general corporate purposes, which may include capital expenditures and funding our working capital needs. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted.

In addition, we have a significant number of options and warrants to purchase shares of our common stock outstanding. If these securities are exercised or converted, you may incur further dilution. Moreover, to the extent that we issue additional options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

We effected two reverse stock splits since January 1, 2018, which may not achieve one or more of our objectives.

We have effected two reverse stock splits since January 1, 2018, each of which has impacted the trading liquidity of the shares of our common stock. There can be no assurance that the market price per share of our common stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. The market price of our shares may fluctuate and potentially decline after a reverse stock split. Accordingly, the total market capitalization of our common stock after a reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, the market price of our common stock following a reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

Additionally, there can be no assurance that a reverse stock split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve. Further, if a reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

Risks Relating to this Offering

Our management team and board of directors will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds as discussed under “Use of Proceeds” in this prospectus. We have not allocated specific amounts of the net proceeds from this offering for any other purposes. Accordingly, our management and board of directors will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management and board of directors with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not result in a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock in this offering.

Since the price per share of Common Stock included in the Units being offered is substantially higher than the net tangible book value per share of our Common Stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value per share of Common Stock included in each Unit or issuable upon exercise of warrants in this offering. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Units in this offering.

Holders of the pre-funded warrants will not have rights of common stockholders until such warrants are exercised.

The pre-funded warrants being offered do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price.

The offering price will be set by our Board of Directors and does not necessarily indicate the actual or market value of our common stock.

Our Board of Directors will approve the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

A warrant does not entitle the holder to any rights as common stockholders until the holder exercises the warrant for shares of our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, the warrants will not provide you any rights as a common stockholder. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

There is a limited trading market for our common stock, which could make it difficult to liquidate an investment in our common stock, in a timely manner.

Our common stock is currently traded on the Nasdaq Capital Market. Because there is a limited public market for our common stock, investors may not be able to liquidate their investment whenever desired. We cannot assure that there will be an active trading market for our common stock and the lack of an active public trading market could mean that investors may be exposed to increased risk. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.

SELECTED FINANCIAL DATA

The following net loss per share, basic and diluted, has been derived from the audited financial statements of the Company contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, which are incorporated by reference in this prospectus, except that the net loss per share, basic and diluted, for the six months ended June 30, 2019 and 2018 and the year ended December 31, 2018 and 2017 have been revised to reflect the 1-for-70 reverse stock split of our issued and outstanding shares of Common Stock effective on June 7, 2019, as shown below.

The historical financial information set forth below may not be indicative of our future performance and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and notes to those statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019, and any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of the initial registration statement of which this prospectus forms a part and that also are incorporated herein by reference.

	Year Ended December 31,	Year Ended December 31,	Six Months Ended June 30,
	2018	2017	2019	2018
Net loss per share, basic and diluted	$(153.27)	$(531.06)	$(31.22)	$(100.33)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions including those listed in the “Risk Factors” incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We estimate that we will receive gross proceeds of approximately $1.8 million before deducting offering costs payable by us. The net proceeds received by us from the sale of the pre-funded warrants described in this prospectus supplement will be used for general corporate and working capital purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. As a result, our management will have broad discretion in the allocation and use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. The actual use and allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change. We may also invest the net proceeds temporarily in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, until we use them for their stated purposes.

DESCRIPTION OF THE PRE-FUNDED WARRANTS

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 9.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Automatic Exercise

Upon (i) the closing of a merger, reorganization, tender offer or similar transaction involving the Company or its securities with another entity in which the holders of voting securities of the Company immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity immediately following such transaction, (ii) the voluntary or involuntary liquidation, dissolution or winding up of the Company, or (iii) the transfer of the pre-funded warrants by the original holder to a third party, the pre-funded warrants will be automatically exercised through cashless exercise for shares of Common Stock as described under “—Cashless Exercise” above, thereby cancelling all outstanding pre-funded warrants and terminating the rights of holders of the pre-funded warrants.

Exchange Listing

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their pre-funded warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK AND/OR PRE-FUNDED WARRANTS

The following is a general discussion of the material U.S. federal income tax consequences applicable to a non-U.S. holder (as defined below) with respect to the acquisition, ownership and disposition of our common stock and/or pre-funded warrants. This discussion is limited to non-U.S. holders who purchase our common stock and/or pre-funded warrants issued pursuant to this offering for cash and who hold our common stock and/or pre-funded warrants as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment). This discussion is based upon the applicable provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder, or the Treasury Regulations, and administrative and judicial interpretations thereof, promulgated thereunder, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis. Any such changes could alter the tax consequences to non-U.S. holders described herein. This discussion is not a complete analysis of all of the potential U.S. federal income tax consequences applicable to a non-U.S. holder, and does not address all of the U.S. federal income tax consequences that may be relevant to a particular non-U.S. holder in light of such non-U.S. holder’s particular circumstances or the U.S. federal income tax consequences applicable to non-U.S. holders that are subject to special rules, such as United States expatriates, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, brokers, dealers or traders in securities, commodities or currencies, partnerships or other pass-through entities (or investors in such entities), tax-exempt organizations, tax-qualified retirement plans, persons subject to the alternative minimum tax, and non-U.S. holders that hold our common stock and/or pre-funded warrants as part of a straddle, hedge, conversion transaction or other integrated investment. In addition, this discussion does not describe any state or local income, estate or other tax consequences of holding and disposing of our common stock and/or pre-funded warrants.

As used in this discussion, the term “non-U.S. holder” means any beneficial owner of our common stock and/or pre-funded warrants that is, for U.S. federal income tax purposes, neither a partnership nor any of the following:

•                  an individual citizen or resident of the United States;

•                  a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof;

•                  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•                  a trust if (i) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If any entity classified as a partnership for U.S. federal income tax purposes holds our common stock and/or pre-funded warrants, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors as to the tax consequences to them of the acquisition, ownership and disposition of our common stock and/or pre-funded warrants.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND/OR PRE-FUNDED WARRANTS.

Distributions on Common Stock

Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of a capital to the extent of the non-U.S. holder’s adjusted tax basis in the common stock below zero, and thereafter as capital gain, subject to the tax treatment described under “Sale, Exchange or Other Disposition of Our Common Stock,” below.

Subject to the discussions below regarding backup withholding and FATCA, the gross amount of dividends paid to a non-U.S. holder of our common stock that are not effectively connected with a U.S. trade or business conducted by such non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate specified by an applicable income tax treaty if we have received proper certification as to the application of such treaty. If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business within the United States, and dividends paid on our common stock are effectively connected with such non-U.S. holder’s U.S. trade or business (and, if under an applicable income tax treaty, such dividends are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States), such non-U.S. holder generally will be subject to U.S. federal income tax at ordinary U.S. federal income tax rates (on a net income basis), and such dividends will not be subject to the U.S. federal withholding tax described above. In the case of a non-U.S. holder that is a corporation, such non-U.S. holder may also be subject to a 30% “branch profits tax” unless such corporate non-U.S. holder qualifies for a lower rate under an applicable income tax treaty.

In general, to claim the benefit of any applicable income tax treaty or an exemption from U.S. federal withholding because the income is effectively connected with the conduct of a trade or business within the United States, a non-U.S. holder must provide a properly executed Internal Revenue Service, or IRS, Form W-8BEN-E for treaty benefits or IRS Form W-8ECI for effectively connected income (or such successor form as the IRS designates), before the distributions are made. These forms must be updated periodically. If you are a non-U.S. holder, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisers regarding their entitlement to benefits under an applicable income tax treaty and the specific manner of claiming the benefits of such treaty.

Sale, Exchange or Other Disposition of Common Stock and/or pre-funded warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise increased by the exercise price of $0.01. The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other disposition (collectively, a “disposition”) of our common stock and/or pre-funded warrants, unless:

•              the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, and if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States;

•              the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•              we are or have been a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period ending on the date of the disposition of our common stock and/or pre-funded warrants or (ii) the non-U.S. holder’s holding period for our common stock and/or pre-funded warrants.

If the gain is described in the first bullet point above, the non-U.S. holder generally will be subject to U.S. federal income tax on a net income basis with respect to such gain in the same manner as if such non-U.S. holder were a United States person. In addition, if the non-U.S. holder is a corporation for U.S. federal income tax purposes, such gain may be subject to a 30% branch profits tax unless such corporate non-U.S. holder qualifies for a lower rate under an applicable income tax treaty.

A non-U.S. holder described in the second bullet point above generally will be subject to U.S. federal income tax with respect to such gain at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder during the taxable year of disposition (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we are not currently, and we do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets and our non-U.S. real property interests, there can be no assurance that we will not become a USRPHC in the future. In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Even if we are or become a USRPHC, a non-U.S. holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of shares of our common stock and/or pre-funded warrants by reason of our status as a USRPHC so long as (i) shares of our common stock and/or pre-funded warrants continue to be regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code) during the calendar year in which such disposition occurs and (ii) such non-U.S. holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of the shares of our common stock at any time during the shorter of the five-year period ending on the date of the disposition of our common stock and/or pre-funded warrants or the non-U.S. holder’s holding period for our common stock and/or pre-funded warrants. If gain on the disposition of our common stock and/or pre-funded warrants were subject to taxation under the third bullet point above, the non-U.S. holder generally would be subject to U.S. federal income tax with respect to such gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business (as described above), except that the branch profits tax generally would not apply.

Information Reporting and Backup Withholding

In general, a non-U.S. holder will be required to comply with certain certification procedures to establish that such holder is not a United States person in order to avoid backup withholding with respect to dividends or the proceeds from disposition of common stock and/or pre-funded warrants. In addition, we are required to report annually to the IRS the amount of any dividends paid to a non-U.S. holder, regardless of whether we actually withheld any tax. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Accounts Tax Compliance Act

Under the Foreign Account Tax Compliance Act, as modified by Treasury Regulations and subject to any official interpretations thereof, any applicable intergovernmental agreement between the United States and a non-U.S. government to implement these rules and improve international tax compliance, or any fiscal or regulatory legislation or rules adopted pursuant to any such agreement (collectively, “FATCA”), after June 30, 2014, withholding at a rate of 30% will be required on dividends in respect of, and, after December 31, 2016, gross proceeds from the disposition of, our common stock and/or pre-funded warrants held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Accordingly, the entity through which our common stock and/or pre-funded warrants is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock and/or pre-funded warrants held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will provide to Secretary of the Treasury. We will not pay any additional amounts to holders in respect of any amounts withheld. Prospective investors are urged to consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock and/or pre-funded warrants.

DILUTION

The sale of our common stock in this offering will have a dilutive impact on our stockholders. As a result, our net income/(loss) per share would decrease/increase in future periods and the market price of our common stock could decline.

As of October 31, 2019, our net tangible book value (deficit) was $(14.9) million or $(1.37) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by 10,890,507, the number of shares of common stock outstanding at October 31, 2019.

After giving effect to the issuance of the 2,222,223 shares for gross proceeds of $1.8 million and after deducting estimated offering expenses of approximately $26,000 payable by us, our as adjusted pro forma net tangible book value as of October 31, 2019 would have been $(13.1) million, or $(1.00) per share of common stock. This represents an immediate increase in as adjusted pro forma net tangible book value of $0.37 per share to our existing shareholders and an immediate dilution in as adjusted pro forma net tangible book value of approximately $1.81 per share to investors participating in this offering.

Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution:

Public offering price per share		$0.81
Historical net tangible book value per share as of October 31, 2019	$(1.37)
Increase in net tangible book value per share attributable to this offering	$0.37
As adjusted pro forma net tangible book value per share after this offering		$(1.00)
Dilution per share to new investors in this offering		$1.81

The number of shares of our common stock to be outstanding after this offering is based on 10,852,125 shares of our voting common stock and 38,382 shares of our non-voting common stock outstanding as of October 31, 2019, and excludes the following:

•                  15,310,000 shares of common stock issuable upon exercise of the Series 1 warrants and Series 2 warrants., with an exercise price of $1.40 and $2.00, respectively;

•                  2,781,250 shares of common stock issuable upon exercise of the Bridge Warrants issuable pursuant to the Securities Purchase Agreement entered into beginning on March 18, 2019 by and among the Company and selected accredited investors, with an exercise price of $2.00;

•                  27,432 shares of voting common stock issuable upon exercise of other warrants outstanding as of October 31, 2019, with a weighted-average exercise price of $1.70;

•                  473,565 shares of common stock issuable upon conversion of outstanding Series A convertible preferred stock as of October 31, 2019, with a conversion price of $19.425 per share;

•                  985,500 shares of common stock issuable upon conversion of outstanding Series B convertible preferred stock as of October 31, 2019, with a conversion price of $1,000 per share;

•                  630,063 shares of common stock issuable upon conversion of outstanding Series B-1 convertible preferred stock as of October 31, 2019, with a conversion price of $9,901 per share;

•                  3,821,690 shares of voting common stock issuable upon exercise of outstanding options as of October 31, 2019, with a weighted-average exercise price of $5.72;

•                  2,993 shares of common stock issuable upon exercise of outstanding inducement options as of October 31, 2019, with a weighted-average exercise price of $5.72; and

•                  5,613 shares of voting common stock issuable upon vesting of outstanding restricted stock unit awards, or RSUs, as of October 31, 2019.

To the extent any of these outstanding options or warrants are exercised or RSUs vest, there will be further dilution to new investors. If all of such outstanding options or warrants had been exercised or RSUs vested as of October 31, 2019, the as adjusted net tangible book value after this offering would be $.100 per share, and total dilution to new investors would be $(1.81) per share.

PLAN OF DISTRIBUTION

We are offering Pre-Funded Warrants to purchase 2,222,223 shares of Common Stock under this prospectus supplement and the accompanying prospectus directly to the investors at a price of approximately $0.80 per pre-funded warrant.

The shars were offered directly to the investors without a placement agent, underwriter, broker or dealer. We are not paying underwriting discounts or commissions in connection with the offering.

We have entered into a share purchase agreement, dated as of November 13, 2019, with the investors named therein for the full amount of the offering. The share purchase agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering. See “Where You Can Find More Information”.

Our obligation to issue and sell shares to the investors is subject to the conditions set forth in the share purchase agreement. The investors’ obligation to purchase shares is subject to conditions set forth in the share purchase agreement as well.

We currently anticipate that the sale of the securities offered by this prospectus supplement and the accompanying base prospectus will be completed on or about the date hereof, subject to customary closing conditions. We estimate the total offering expenses of this offering that will be payable by us will be approximately $26,000, which includes legal and printing costs and various other fees. At the closing, American Stock Transfer & Trust Company will credit the shares of common stock to the account of the purchaser.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by our counsel, Reed Smith LLP, Palo Alto, California.

EXPERTS

The financial statements of the Company as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the reports on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s web site at http://www.sec.gov.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. The registration statement, including the exhibits and schedules, is available at the SEC’s web site at http://www.sec.gov.

We also maintain a website at www.jaguar.health, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement or the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on April 10, 2019;

•                  our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders held on May 24, 2019, filed April 29, 2019;

•                  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 filed on May 21, 2019 and for the fiscal quarter ended June 30, 2019 filed on August 14, 2019;

•                  Our Current Reports on Form 8-K filed on January 8, 2019, February 26, 2019, March 5, 2019, March 15, 2019, March 19, 2019, March 22, 2019, March 25, 2019 (as subsequently amended on Form 8-K/A on March 26, 2019), April 1, 2019, April 4, 2019, April 8, 2019, April 11, 2019, April 19, 2019, May 2, 2019, May 17, 2019, May 24, 2019, May 24, 2019, May 29, 2019, June 3, 2019, June 6, 2019, June 14, 2019 (as subsequently amended on Form 8-K/A on June 28, 2019 and July 12, 2019), June 25, 2019, July 5, 2019, July 12, 2019, July 15, 2019, July 23, 2019, July 26, 2019, August 14, 2019, August 19, 2019, September 9, 2019, September 20, 2019; September 24, 2019, October 3, 2019, and October 7, 2019;

•                  the description of our common stock contained in our registration statement on Form 8-A filed on October 30, 2014 (Registration No. 001-36714) with the SEC, including any amendment or report filed for the purpose of updating such description; and

•                  all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement, the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or accompanying prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA, 94105 or call (415) 371-8300.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

JAGUAR HEALTH, INC.

$60,000,000

Common Stock

Warrants

Subscription Rights

Units

456,866 Shares of Common Stock

Offered by the Selling Shareholders

This prospectus relates to (i) common stock, warrants and subscription rights that we may sell from time to time in one or more offerings up to a total public offering price of $60,000,000 on terms to be determined at the time of sale, which securities may be sold either individually or in units, and (ii) the proposed resale or other disposition from time to time of up to 456,866 shares of Jaguar Health, Inc. common stock, $0.0001 par value per share, by the selling shareholders identified in this prospectus. We will not receive any of the proceeds from the sale or other disposition of common stock by the selling shareholders. We and the selling shareholders may offer securities at the same time or in separate transactions.

Each time we sell securities hereunder, we will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be offered and sold in the same offering or in separate offerings, directly to purchasers, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our or the selling shareholders’ arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any sale of securities offered by us will also be included in a prospectus supplement.

The selling shareholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 14 for more information about how the selling shareholders may sell or dispose of their shares of common stock.

Our voting common stock is listed on the NASDAQ Capital Market, under the symbol “JAGX.” On September 11, 2017, the last reported sale price of our voting common stock on the NASDAQ Capital Market was $6.60 per share.

As of July 31, 2017, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold or the average bid and asked price of such common equity on that date, was approximately $37,422,042.56, based on 4,495,372 shares of outstanding common stock, of which 4,455,005 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $60,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus.

The selling shareholders may also use the registration statement to offer and sell or otherwise dispose of up to an aggregate of 456,866 shares of our common stock from time to time in the public market. Neither we nor the selling shareholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, and any prospectus supplement in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Unless the context otherwise requires, references in this prospectus to “Jaguar,” the “Company,” “we,” “us,” and “our” refer to Jaguar Health, Inc.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a natural-products pharmaceuticals company focused on the development and commercialization of novel, sustainably derived gastrointestinal products for both human prescription use and animals on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc. (“Napo”), focuses on the development and commercialization of proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. In the animal health space, we focus on developing and commercializing first-in-class gastrointestinal products for companion and production animals, foals, and high value horses.

We are pursuing a follow-on indication for Mytesi in chemotherapy-induced diarrhea, an important supportive care indication for patients undergoing primary or adjuvant chemotherapy for cancer treatment. Mytesi is in development for orphan-drug indications for infants and children with congenital diarrheal disorders and short bowel syndrome; as a second-generation anti-secretory agent for use in cholera patients; and for supportive care for irritable bowel syndrome (IBS) and inflammatory bowel disease (IBD). Mytesi® has demonstrated benefit to D-IBS patients in published Phase 2 studies.

Canalevia is our lead veterinary prescription drug product candidate, intended for treatment of various forms of diarrhea in dogs. We achieved statistically significant results in a multicenter canine proof-of-concept study completed in February 2015, supporting the conclusion that Canalevia treatment is superior to placebo. As we announced in December 2015, the pivotal clinical field study to evaluate the safety and effectiveness of Canalevia for acute diarrhea in dogs is underway. Two-hundred dogs were enrolled in the Canalevia pivotal study, which completed enrollment in January 2017. We have received Minor Use in a Minor Species (MUMS) designation for Canalevia for Chemotherapy-Induced Diarrhea (CID) in dogs, and we are pursuing MUMS designation for Canalevia for the indication of exercise-induced diarrhea (EID) in dogs. If Canalevia is approved for CID in dogs, we expect to conduct the commercial launch of Canalevia for this indication in 2018.

Canalevia is a canine-specific formulation of crofelemer, an active pharmaceutical ingredient isolated and purified from the Croton lechleri tree, which is sustainably harvested. Members of our management team developed crofelemer while at Napo, which was our parent company until May 13, 2015. Canalevia utilizes the same mechanism of action as Mytesi, as do Neonorm Foal and Neonorm Calf—our lead non-prescription products. Each of these products normalizes ion and water flow into the intestinal lumen. Because this is a physiological pathway generally present in mammals, we have validated its low risk strategy of extending the clinical success in humans to preweaned dairy calves, foals, piglets, and dogs; and we believe these clinical benefits will continue to be confirmed in other mammalian species.

Neonorm is a standardized botanical extract derived from the Croton lechleri tree. The reception among users of Neonorm Calf and Neonorm Foal, an anti-diarrheal product we launched for newborn horses in early 2016—has been positive. We launched Neonorm Calf in the United States at the end of 2014 for preweaned dairy calves. In June 2017 we launched neonorm.com, a commercial website for both Neonorm products. As we announced on June 14, 2017, the Organic Materials Review Institute (OMRI) has reviewed Neonorm Calf and determined that it is allowed for use in compliance with the U.S. Department of Agriculture National Organic Program. OMRI is an international nonprofit organization that determines which input products are allowed for use in organic production and processing.

The clinically-proven performance of Neonorm Foal, in combination with our heightened understanding of market needs within the global equine space, is driving our increased focus on equine product development. Equilevia is our non-prescription product for total gut health in equine athletes. Gut health is important in horses, as colic can cause an otherwise healthy horse to die in a matter of hours. Although we are still assessing the size of this opportunity, we expect to launch sales of Equilevia in the fall of 2017. Equilevia is a pharmaceutical formulation of a standardized botanical extract.

Canalevia, Equilevia and Neonorm are distinct products formulated to address specific species and market channels. We have filed nine investigational new animal drug applications, or INADs, with the FDA and intend to develop species-specific formulations of Neonorm in six additional target species, and Canalevia for both cats and dogs.

We, through Napo, own the intellectual property rights and technology related to our products and product candidates, including rights to a library of over 2,300 medicinal plants, for all veterinary treatment uses and indications for all species of animals. This includes rights to Neonorm, Canalevia, and other distinct prescription drug product candidates in our pipeline along with the corresponding existing preclinical and clinical data packages. We also recently expanded this intellectual property portfolio to include combinations of our proprietary anti-secretory product lines, Canalevia and Neonorm, with the non-absorbed antibiotic, rifaximin, for gastrointestinal indications in all animals.

Our management team has significant experience in gastrointestinal and animal health product development. This experience includes the development of crofelemer for human use, from discovery and preclinical and clinical toxicity studies, including the existing animal studies to be used for Canalevia regulatory approvals, through human clinical development. Our team also includes individuals who have prior animal health experience at major pharmaceutical companies.

About Mytesi

Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Corporate Information

We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 201 Mission Street, Suite 2375, San Francisco, CA 94015 and our telephone number is (415) 371-8300. Our website address is www.jaguaranimalhealth.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. Our voting common stock is listed on the NASDAQ Capital Market and trades under the symbol “JAGX.” On July 31, 2017, we completed the acquisition of Napo (the “Merger”) pursuant to the Agreement and Plan of Merger, dated March 31, 2017, by and among the Company, Napo, Napo Acquisition Corporation, and Napo’s representative (the “Merger Agreement”).

Jaguar Health, our logo, Canalevia, Neonorm and Mytesi are our trademarks that are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

The Offering

This prospectus relates to the offer by us of up to $60,000,000 of common stock, warrants, subscription rights or units in one or more offerings and in any combination.

This prospectus also relates to the resale of up to 456,866 shares of our common stock held by the selling shareholders identified in this prospectus, including its transferees, pledgees, donees or successors. See “Selling Shareholders.” The selling shareholders may offer to sell these shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We have agreed to register the offer and sale of the common stock to satisfy registration rights we have granted to the selling shareholders. We will not receive any proceeds from the sale of the securities by the selling shareholders.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the “Risk Factors” incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Incorporated by reference herein is the unaudited pro forma consolidated financial information reflecting the consummation of the Merger and related transactions. This financial information is included in Exhibit 99.2 to our Current Report on Form 8-K, filed with the SEC on August 29, 2017 and consists of (i) the unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2017, (ii) the unaudited pro forma consolidated balance sheet, as of June 30, 2017 and (iii) the unaudited pro forma combined condensed statement of operations, for the year ended December 31, 2016. The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and the related notes of the Company, included in the Company’s periodic reports filed with the SEC, and of Napo, included in Exhibit 99.2 to our Current Report on Form 8-K/A, filed with the SEC on August 4, 2017, and Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on August 29, 2017, each of which are incorporated by reference herein. See “Incorporation of Information by Reference.”

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of the securities offered by us for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures, operating and administrative expenditures, and any other purpose that we may specify in any prospectus supplement. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of the securities offered by us. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of the securities offered by us may change, and if they do, we will update this information in a prospectus supplement.

We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders. The selling shareholders will receive all of the proceeds from such sale. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares held by them. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our common stock and preferred stock and of certain provisions of our third amended and restated certificate of incorporation and amended and restated bylaws. This summary is not complete. For more detailed information, please see the third amended and restated certificate of incorporation and amended and restated bylaws, each of which is incorporated by reference into the registration statement of which this prospectus is a part.

We will describe in a prospectus supplement the specific terms of any common stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Our authorized capital stock consists of 210,000,000 shares, all with a par value of $0.0001 per share, of which 150,000,000 shares are designated as voting common stock, 50,000,000 shares are designated as non-voting common stock, and 10,000,000 shares are designated as preferred stock.

Voting Common Stock and Non-Voting Common Stock

As of August 11, 2017, we had 1,653,175 shares of voting common stock outstanding held by 24 stockholders of record, 42,903,218 shares of non-voting common stock outstanding held by 6 stockholders of record, and zero shares of preferred stock outstanding.

As of August 11, 2017, there were outstanding options to purchase 196,802 shares of our voting common stock with a weighted-average exercise price of $37.20 per share and outstanding RSUs for 392,923 shares of our voting common stock.

As of August 11, 2017, there were outstanding warrants exercisable for 443,755 shares of our voting common stock with a weighted-average exercise price of $17.25 per share.

Voting Rights

The holders of our voting common stock are entitled to one vote per share on all matters to be voted on by our stockholders. The holders of our non-voting common stock are not entitled to vote on matters submitted to our stockholders, other than in connection with a change of control of the Company.

Dividends

Subject to preferences that may be applicable to any outstanding our preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We are required to obtain the prior written consent of Nantucket Investments Limited (“Nantucket”) before the issuance of dividends to holders of our voting common stock and/or non-voting common stock for so long as Nantucket or its affiliates own any shares of our non-voting common stock.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our voting common stock and non-voting common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of our preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Shares of our non-voting common stock are convertible into shares of our voting common stock on a one-for-one basis (i) at the option of the respective holders thereof, at any time and from time to time on or after April 1, 2018 or (ii) automatically, without any payment of additional consideration by the holder thereof, (x) upon a transfer of such shares to any person or entity that is neither an affiliate of Nantucket nor an investment fund, investment vehicle or other account, that is, directly or indirectly, managed or advised by Nantucket or any of its affiliates pursuant to a sale of such stock to a third-party for cash in accordance with the terms and condition set forth in the Investor Rights Agreement, dated March 31, 2017, between the Company and Nantucket, or (y) upon the release or transfer of such shares to the registered holders of Napo’s outstanding shares of common stock immediately prior to the consummation of the Merger (the “Napo Legacy Stockholders”).

The rights, preferences and privileges of the holders of our voting common stock and non-voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of our preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no current plan to issue any shares of preferred stock.

Warrants

As of August 11, 2017, we had outstanding warrants to purchase an aggregate of 443,755 shares of our voting common stock, 13,844 of which are exercisable at a price of $37.95 per share and expire on February 5, 2019; 1,111 of which are exercisable at a price of $10.35 per share and expire on June 26, 2020; 11,904 of which are exercisable at a price of $84.00 per share and expire on June 3, 2020; 3,869 of which are exercisable at a price of $84.00 per share and expire December 31, 2017; 7,440 of which are exercisable at a price of $84.00 per share and expire December 31, 2017; 9,533 of which are exercisable at a price of $131.25 per share and expire on May 13, 2020; 8,000 of which are exercisable at a price of

$0.15 per share and expire on or before July 28, 2022; 120,000 of which are exercisable at a price of $11.25 per share and expire on May 29, 2022; 111,111 of which are exercisable at a price of $13.50 per share and expire on November 29, 2017; 50,555 of which are exercisable at a price of $15.00 per share and expire on May 29, 2018; 24,727 of which are exercisable at a price of $7.65 per share and expire on January 31, 2019; 9,697 of which are exercisable at a price of $1.20 per share and expire on December 31, 2018; and 71,961 of which are exercisable at a price of $1.20 per share and expire on December 31, 2025.

Registration Rights

Pursuant to the Registration Rights Agreement, dated November 22, 2016, we are required to file one or more registration statements as permissible and necessary to register under the Securities Act, the resale of the shares of our voting common stock and shares of our voting common stock underlying warrants sold to the investors pursuant to the securities purchase agreement, dated November 22, 2016, between us and certain institutional investors.

Pursuant to the Registration Rights Agreement, dated June 8, 2016, we are required to file one or more registration statements as permissible and necessary to register under the Securities Act, the resale of the shares of our voting common stock sold to Aspire Capital Fund LLC (“Aspire Capital”) under the common stock purchase agreement, dated June 8, 2016, between us and Aspire Capital.

Pursuant to the Commitment Letter, dated February 21, 2017, signed by Invesco Asset Management Limited (“Invesco”), and the Share Purchase Agreement, dated July 31, 2017, between us and Invesco, we are required to register the resale of the shares of our voting common stock sold to Invesco thereunder. We are registering the resale of such shares pursuant to the registration statement of which this prospectus forms a part.

Pursuant to the Note Purchase Agreement, dated March 1, 2017, by and among Napo, MEF I, LP and Riverside Merchant Partners, Napo is required to include in the Merger Agreement provisions, consistent with the terms set forth in Annex II of the Note Purchase Agreement, that we register the shares of our voting common stock issuable upon exchange of the Exchangeable Promissory Notes issuable thereunder.

Pursuant to the Amended and Restated Note Purchase Agreement, dated March 31, 2017, by and among Napo, Kingdon Associates, M. Kingdon Offshore Master Fund L.P. and Kingdon Family Partnership, L.P., we are required to register the shares of our voting common stock issuable upon conversion of the Conversion Stock (as defined therein), together with any shares of our voting common stock issuable in connection with interest payments under the Convertible Promissory Notes issuable thereunder.

Pursuant to the settlement agreements with Nantucket, Dorsar Investment Company, Alco Investment Company, Two Daughters LLC, Boies Schiller Flexner LLP and Dan Becka on or about March 31, 2017, Napo agreed to cause us to register the shares of our voting common stock, the shares of our voting common stock issuable upon conversion of the shares of our non-voting common stock, and the shares of our voting common stock underlying the warrants, in each case as issuable under the settlement agreements. We are registering the resale of shares of voting stock issuable upon conversion of shares of non-voting common stock held by Dan Becka pursuant to the registration statement of which this prospectus forms a part.

Pursuant to the share purchase agreements, each entered on or about June 23, 2017, between us and the investors named therein, relating to the issuance of $100,000 of our voting common stock, we are required to file one or more registration statements as permissible and necessary to register under the Securities Act the resale of the shares of our voting common stock sold to the investors thereto.

Pursuant to the Securities Purchase Agreement, dated June 29, 2017, between us and Chicago Venture Partners L.P., we are required to register the shares of our voting common stock issuable upon conversion of the Convertible Promissory Note, due August 2, 2018, issued thereunder.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

Certain provisions of Delaware law and our third amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our third amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

•                  require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•                  specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, the chief executive officer or the president;

•                  establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•                  provide that directors may be removed only for cause;

•                  provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•                  establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

•                  specify that no stockholder is permitted to cumulate votes at any election of our board of directors; and

•                  require approval of the stockholders of at least 75% of the shares and a majority of the board of directors to amend certain of the above-mentioned provisions.

Exclusive Jurisdiction

Under the provisions of our third amended and restated certificate of incorporation, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our third amended and restated certificate of incorporation or amended and restated bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our third amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•                  prior to the date of the transaction, our board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  at or subsequent to the date of the transaction, the business combination is approved by our board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in the payment of a premium over the market price for the shares of common stock held by our stockholders.

The provisions of Delaware law and our third amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company N.A. The transfer agent and registrar’s address is 250 Royall St., Canton, MA 02021. The transfer agent’s telephone number is (800) 962-4284.

Listing

Our voting common stock is listed on The NASDAQ Capital Market under the symbol “JAGX.” On August 22, 2016, we received notice from NASDAQ, which indicated that under NASDAQ Listing Rule 5550(b)(1), we are required to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. For the year ended December 31, 2016, we reported stockholders’ deficit of $2,454,185. Based on the plan that we submitted to regain compliance, the SEC granted us an extension until February 21, 2017 to regain compliance.

On February 22, 2017, we received a letter from NASDAQ stating that NASDAQ determined that we did not meet the terms of the extension and that our securities are subject to delisting from NASDAQ unless we timely request a hearing before the NASDAQ Hearings Panel. We timely requested a hearing before the Panel, and at the hearing on April 20, 2017, we presented our plan to evidence compliance with the $2,500,000 stockholders’ equity requirement (or the alternatives of market value of listed securities of $35 million or net income from continuing operations) concurrent with the Merger and requested the continued listing of our common stock on NASDAQ pending our return to compliance. On April 27, 2017, we were notified that the Panel determined to grant our request for continued listing on NASDAQ. On July 31, 2017, we notified NASDAQ that we successfully completed our acquisition of Napo and, as a result, believe we have stockholders’ equity in excess of $2.5 million as of the date thereof.

On May 16, 2017, we received notice from NASDAQ, which indicated that our closing bid price was less than $1.00 per share for 30 consecutive business days. We have a 180 calendar day grace period, or until November 13, 2017, to regain compliance with the minimum bid price requirement. The minimum bid price requirement will be met if our common stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day grace period.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•                  the title of such warrants;

•                  the aggregate number of such warrants;

•                  the price or prices at which such warrants will be issued;

•                  the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•                  the price at which the securities purchasable upon exercise of such warrants may be purchased;

•                  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•                  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•                  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•                  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•                  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•                  information with respect to book-entry procedures, if any; and

•                  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations.

Warrants for the purchase of common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.

Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•                  whether common stock or warrants for those securities will be offered under the stockholder subscription rights;

•                  the price, if any, for the subscription rights;

•                  the exercise price payable for each security upon the exercise of the subscription rights;

•                  the number of subscription rights issued to each stockholder;

•                  the number and terms of the securities which may be purchased per each subscription right;

•                  the extent to which the subscription rights are transferable;

•                  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•                  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•                  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•                  if appropriate, a discussion of material U.S. federal income tax considerations; and

•                  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, warrants, or subscription rights in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Warrants,” and “Description of Subscription Rights” will apply to each unit, as applicable, and to any common stock, warrant, or subscription right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

SELLING SHAREHOLDERS

The shares of common stock being offered by the selling shareholders are those previously issued to the selling shareholders. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time.

The following table sets forth:

•                  the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by the selling shareholders;

•                  the number of shares of common stock beneficially owned by the selling shareholders as of August 24, 2017, without regard to any limitations on exercises prior to the sale of the shares covered by this prospectus;

•                  the number of shares that may be offered by the selling shareholders pursuant to this prospectus;

•                  the number of shares to be beneficially owned by the selling shareholders and their respective affiliates following the sale of any shares covered by this prospectus; and

•                  the percentage of our issued and outstanding common stock to be beneficially owned by the selling shareholders and their respective affiliates following the sale of all shares covered by this prospectus.

The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Number of shares of Common Stock Owned Prior	Maximum Number of shares of Common Stock to be Sold Pursuant	Number of shares of Common Stock Owned After Offering(1)
Name of Selling Shareholder	to Offering	to this Prospectus	Number	Percent
Invesco Ltd.(2)	419,840	419,840	0	—
Daniel Becka(3)	41,219	37,026	4,193	*

*                                         Less than 1%.

(1)                                 Assumes that each selling shareholder sells all shares of common stock registered under this prospectus held by such selling shareholder.

(2)                                 As it previously reported on Amendment No. 1 to its Schedule 13G, Invesco Ltd, in its capacity as an investment adviser, may have been deemed to beneficially own 131,624 shares. On June 27, 2017, Invesco Ltd., in its capacity as an investment adviser, acquired beneficial ownership of 72,000 shares for $7.50 per share on the open market. Invesco Ltd. in its capacity as an investment adviser, beneficially acquired 216,216 shares for $13.88 in a private purchase from the Company on July 31, 2017. In addition, prior to the Merger, Invesco Asset Management Limited held 2,591,877 shares of common stock of Napo, representing approximately 35.9% of the outstanding shares of Napo common stock. Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, such shares of Napo common stock were exchanged for contingent rights to receive shares of our voting common stock, which contingent rights are excluded from the shares listed in the table above. Invesco Asset Management Limited is a subsidiary of Invesco Ltd.

(3)                                 Consists of (i) 4,193 shares of voting common stock and (ii) 37,026 shares of voting common stock issuable upon conversion of the shares of non-voting common stock held by Daniel Becka.

PLAN OF DISTRIBUTION

We or the selling shareholders may offer and sell the securities from time to time in one or more of the following transactions:

•                  to or through underwriters, brokers or dealers (acting as agent or principal);

•                  on the NASDAQ Capital Market, in the over-the-counter market or on any other national securities exchange on which our shares are then listed or traded;

•                  directly to one or more other purchasers;

•                  upon the exercise of rights distributed or issued to our security holders;

•                  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  in “at the market” offerings within the meanings of Rule 415(a)(4) under the Securities Act of 1933 or through a market maker or into an existing market, on an exchange, or otherwise;

•                  directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•                  in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•                  through the writing or settlement of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•                  through the distribution of the common stock by the selling stockholders to their partners, members or stockholders;

•                  through agents on a best-efforts basis;

•                  through any other method permitted pursuant to applicable law; or

•                  otherwise through a combination of any of the above methods of sale.

In addition, we or the selling shareholders may enter into option, share lending or other types of transactions that require us or the selling shareholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling shareholders may also enter into hedging transactions with respect to our securities or the securities of such selling shareholders, as applicable. For example, we or the selling shareholders may:

•                  enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•                  sell shares of common stock short and deliver the shares to close out short positions;

•                  enter into option or other types of transactions that require us or the selling shareholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•                  loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

We or the selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling shareholders, as applicable, or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling shareholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of the selling shareholders, as applicable, or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling shareholders’ obligations or other liabilities to its creditors. Such transactions may or may not involve brokers or dealers.

If we or the selling shareholders use any underwriter, we will provide a prospectus supplement that will name any underwriter involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•                  the purchase price of the securities and the proceeds we or the selling shareholders, as applicable, will receive from the sale of the securities;

•                  any underwriting discounts and other items constituting underwriters’ compensation;

•                  any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•                  any commissions allowed or paid to agents;

•                  any securities exchanges on which the securities may be listed;

•                  the method of distribution of the securities;

•                  the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•                  any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling shareholders in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices;

•                  at varying prices determined at the time of sale; or

•                  at negotiated prices.

Such sales may be effected:

•                  in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  in transactions in the over-the-counter market;

•                  in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•                  through the writing of options; or

•                  through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters, dealers or agents.

The selling shareholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or the selling shareholders or through agents designated by us or the selling shareholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the selling shareholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•                  commercial and savings banks;

•                  insurance companies;

•                  pension funds;

•                  investment companies; and

•                  educational and charitable institutions.

In all cases, these purchasers must be approved by us or the selling shareholders, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or the selling shareholders, as applicable, must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us or the selling shareholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or the selling shareholders, as applicable, or affiliates of ours or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us or the selling shareholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and to be reimbursed by us or the selling shareholders for certain expenses.

Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us or the selling shareholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which all registrable securities covered by this prospectus have been sold hereunder or (ii) the date on which all of the remaining registrable securities are eligible to be sold without compliance with the volume limitations or public information requirements of Rule 144 under the Securities Act. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be based upon by Reed Smith LLP, Palo Alto, California.

EXPERTS

The financial statements of the Company as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the reports on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Napo as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 incorporated by reference in this prospectus and the registration statement have been audited by Macias Gini & O’Connell LLP, as stated in their report incorporated by reference in this registration statement (which report contains an explanatory paragraph regarding Napo’s ability to continue as a going concern), and are incorporated by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at https://jaguar.health, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•                  our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2016 filed on May 26, 2017;

•                  our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders held on May 8, 2017, filed on April 17, 2017;

•                  our Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2017 filed on June 23, 2017 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017 filed on August 9, 2017;

•                  our Current Reports on Form 8-K filed on January 31, 2017, February 9, 2017, February 24, 2017, March 31, 2017, April 6, 2017, May 2, 2017, May 8, 2017, May 19, 2017, July 3, 2017, July 7, 2017, July 28, 2017, July 28, 2017, July 31, 2017, August 1, 2017, August 4, 2017, August 16, 2017 and August 29, 2017;

•                  the description of our Common Stock contained in our registration statement on Form 8-A filed on October 30, 2014 (Registration No. 001-36714) with the SEC, including any amendment or report filed for the purpose of updating such description; and

•                  all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA, 94105 or call (415) 371-8300.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Pre-Funded Warrants to Purchase 2,222,223 Shares of Common Stock

PROSPECTUS SUPPLEMENT

November 13, 2019